                                                                    Exhibit 10.1





--------------------------------------------------------------------------------




                               CREDIT AGREEMENT


                                    Between


                            BLUE WAVE SYSTEMS INC.


                                      And


                              FLEET NATIONAL BANK





                   ----------------------------------------


                               December 11,1998



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                            PAGE
ARTICLE I - DEFINITIONS...................................................... 1

  1.1   Defined Terms........................................................ 1
  1.2   Accounting Terms..................................................... 16
  1.3   Certain Matters of Construction...................................... 16

ARTICLE II - DESCRIPTION OF THE CREDIT....................................... 16

  2.1   The Credit Facilities................................................ 16
  2.2   Interest Rates and Payments of Interest.............................. 17
  2.3   Duration of Interest Periods......................................... 17
  2.4   The Note............................................................. 18
  2.5   Notice and Manner of Borrowing....................................... 19
  2.6   Fees................................................................. 19
  2.7   Payments; Debit Authorization; Application of Payments............... 21
  2.8   The Loan Account..................................................... 21
  2.9   Late Fee; Default Rate............................................... 21
  2.10  Voluntary Prepayments................................................ 22
  2.11  Mandatory Prepayments................................................ 22
  2.12  Use of Proceeds...................................................... 22
  2.13  Changed Circumstances................................................ 22
  2.14  Funding Losses....................................................... 24
  2.15  Savings Clause....................................................... 25
  2.16  Taxes................................................................ 25
  2.17  Special Provisions Relating To Letters of Credit..................... 26
        2.17.1  Requests for Letters of Credit............................... 26
        2.17.2  Payment of Reimbursement Obligations......................... 26
        2.17.3  Indemnification.............................................. 26
        2.17.4  Assumption of Risk by the Borrower........................... 26
        2.17.4  Cash Collateral.............................................. 27

ARTICLE III - CONDITIONS..................................................... 28

  3.1   Closing Conditions................................................... 28
        3.1.1   Executed Loan Documents...................................... 28
        3.1.2   No Material Change........................................... 28
        3.1.3   Warranties and Representations Accurate...................... 28
        3.1.4   Financials................................................... 28
        3.1.5   Validity and Sufficiency of Collateral Documents............. 28
        3.1.6   No Other Liens; Taxes and Municipal Charges Current.......... 28
        3.1.7   Condition of Collateral...................................... 29


                                      (i)

        3.1.8   Insurance.................................................... 29
        3.1.9   Organizational Documents and Entity Agreements............... 29
        3.1.10  Votes, Consents and Authorizations........................... 29
        3.1.11  Legal and Other Opinions..................................... 29
        3.1.12  No Default................................................... 29
        3.1.13  Closing Certificate.......................................... 29
        3.1.14  Other Documents and Information.............................. 30
        3.1.15  Proceedings, Etc............................................. 30
        3.1.16  Payment of Lenders' Counsel's Fees and Costs................. 30
  3.2   Conditions Precedent to All Loans.................................... 30

ARTICLE IV - BORROWER'S REPRESENTATIONS AND WARRANTIES....................... 31

  4.1   Organization......................................................... 31
  4.2   Authorization, No Violations......................................... 31
  4.3   Ownership; Subsidiaries.............................................. 32
  4.4   Governmental and Other Approvals..................................... 32
  4.5   Litigation........................................................... 32
  4.6   Absence of Burdensome Contracts and Restrictions..................... 32
  4.7   Financial Statements; No Undisclosed Liabilities; No Changes......... 33
  4.8   Licenses, Permits, Compliance with Law, Etc.......................... 33
  4.9   Title to Properties and Assets....................................... 33
  4.10  Leases............................................................... 34
  4.11  Patents; Trademarks, Etc............................................. 34
  4.12  Tax Returns and Taxes................................................ 34
  4.13  ERISA Matters........................................................ 34
  4.14  No Default........................................................... 35
  4.15  Margin Stock......................................................... 35
  4.16  Collateral Documents................................................. 35
  4.17  Disclosure........................................................... 35
  4.18  Survival of Representations and Warranties........................... 35
  4.19  Solvency............................................................. 36
  4.20  Year 2000............................................................ 36
  4.21  Statutory Indebtedness Restrictions.................................. 36

ARTICLE V - AFFIRMATIVE COVENANTS............................................ 36

  5.1   Information to be Furnished.......................................... 36
  5.2   Accounting Practices and Changes..................................... 39
  5.3   Notice Requirements.................................................. 39
  5.4   Inspection........................................................... 40
  5.5   Type of Business..................................................... 40
  5.6   Legal Existence...................................................... 41
  5.7   Payment of Taxes and Claims.......................................... 41
  5.8   Maintenance of Properties............................................ 41
  5.9   Maintenance of Insurance............................................. 41


                                     (ii)

  5.10  Compliance With Law.................................................. 42
  5.11  Additional Subsidiaries.............................................. 42
  5.12  Further Assurances................................................... 42

ARTICLE VI - NEGATIVE COVENANTS.............................................. 42

  6.1   Financial Covenants.................................................. 42
        6.1.1   Minimum Quick Ratio.......................................... 42
        6.1.2   Minimum Profitability/Maximum Quarterly Losses............... 43
        6.1.3   Minimum Tangible Net Worth................................... 43
        6.1.4   Maximum Total Liabilities/Tangible Net Worth................. 43
  6.2   Liens, Security Interests, Etc....................................... 43
  6.3   Indebtedness......................................................... 45
  6.4   Merger; Consolidation; Sale or Lease of Assets....................... 45
  6.5   Sale and Leaseback................................................... 45
  6.6   Acquisitions; Investments............................................ 45
  6.7   ERISA................................................................ 46
  6.8   Equity Distributions................................................. 46
  6.9   Transactions With Affiliates......................................... 46
  6.10  Fiscal Year.......................................................... 46
  6.11  Bank Accounts........................................................ 46
  6.12. Change of Control; Changes in Capital Structure...................... 47
  6.13. Subordinated Debt.................................................... 47

ARTICLE VII - POWER OF ATTORNEY.............................................. 47

ARTICLE VIII - EVENTS OF DEFAULT; REMEDIES................................... 48

  8.1   Events of Default.................................................... 48
  8.2   Remedies Upon Default................................................ 51
  8.3   Remedies Cumulative.................................................. 51

ARTICLE IX - PARTICIPATIONS.................................................. 51

  9.1   Participations....................................................... 51
  9.2   Disclosure........................................................... 52
  9.3   Assignments to Federal Reserve Bank.................................. 52
  9.4   No Assignment by Borrower............................................ 52

ARTICLE X - GENERAL.......................................................... 52

  10.1  Set-Off.............................................................. 52
  10.2  Amendments and Waivers............................................... 52
  10.3  Notices.............................................................. 53
  10.4  Waivers and Assents.................................................. 54
  10.5  Marshaling........................................................... 54
  10.6  Expenses............................................................. 55

                                     (iii)

  10.7  Indemnification...................................................... 55
  10.8  Sealed Instrument; Successors and Assigns............................ 55
  10.9  Governing Law........................................................ 55
  10.10 Provisions Severable................................................. 56
  10.11 Rights and Remedies Cumulative....................................... 56
  10.12 Captions............................................................. 56
  10.13 Counterparts......................................................... 56
  10.14 Term of Agreement.................................................... 56
  10.15 Integration; Ambiguities............................................. 56
  10.16 Jury Waiver.......................................................... 57

                                   EXHIBITS
                                   --------

Exhibit 2.4(a)  -   Form of Revolving Credit Note
Exhibit 2.5     -   Notice of Borrowing or Conversion
Exhibit 4.3     -   Ownership of Borrower and Subsidiaries
Exhibit 4.5     -   Litigation
Exhibit 4.7     -   Material Changes
Exhibit 4.8     -   Licenses, Permits, Compliance With Law
Exhibit 4.9     -   Existing Financing Statements, Trade names,
                    Name Changes, Mergers, Acquisitions
Exhibit 4.12    -   Tax Claims
Exhibit 5.1(c)  -   Form of Covenant Compliance Certificate
Exhibit 5.1(e)  -   Form of Borrowing Base Certificate
Exhibit 5.3(l)  -   Form of Assignment and Notice of Assignment
                    (U.S. Government Contracts)
Exhibit 6.3     -   Existing Indebtedness

                                     (iv)

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement") is dated as of December ___ 1998
                                  ---------
and entered into by and among BLUE WAVE SYSTEMS INC., a Delaware corporation ("Borrower"), having its chief executive office at 2410 Luna Road, Carrollton,
  --------
Texas 75006, and FLEET NATIONAL BANK, a national banking association having its head office at One Federal Street, Boston, Massachusetts 02110 ("Lender").
                                                                 ------
                                   RECITALS:
                                   --------

     WHEREAS, Borrower has requested that Lender establish a revolving line of credit and letter of credit facility pursuant to which Lender may make loans, issue letters of credit and provide other financial accommodations to Borrower;

     WHEREAS, in reliance upon the representations and warranties of Borrower contained herein, Lender is willing to establish such credit facilities and provide such financial accommodations to Borrower on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1 Defined Terms. All capitalized terms used in this Agreement or
                 -------------
in any certificate, report or other or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     Accounts. All rights to payment for goods sold or leased or for services
     --------
rendered, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guarantees and security therefor, all goods giving rise thereto and all rights pertaining to and interest in such goods including the right of stoppage in transit; all rights under contracts to receive money, all other rights and claims to the payment of money, including, without limitation, chattel paper and amounts due from affiliates of Borrower; and insurance proceeds with respect to any of the foregoing.

     Adjusted Libor Rate. With respect to any Libor Loan for the applicable
     -------------------
Interest Period, (i) the Libor Rate divided by (ii) a number equal to the number one minus the Libor Reserve Percentage. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Reserve Percentage. For purposes of this definition, "Libor Rate" and "Libor Reserve Percentage" shall have the following meanings:

     "Libor Rate" means the simple average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates shown on the display referred to as the "Telerate Page 3750," or any display substituted therefor, of the Dow Jones Telerate Service, as being the respective rates at which deposits in U.S. Dollars would be offered by the principal London offices of each of the banks named thereon to major banks in the London interbank market at approximately 11:00 A.M., London time in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period, two Business Days prior to the Business Day on which such Interest Period begins. In the event that such rate is not available at such time for any reason, then "Libor Rate" with respect to such Libor Loan for such Interest Period shall be the per annum interest rate equal to (i) the simple average, rounded upwards, if necessary, to the next 1/16 of 1%, of the rates at which deposits in U.S. Dollars are offered by the principal London offices of any three major banks in the London interbank market (as selected by Lender) at approximately 11:00 A.M., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period, divided by (ii) a number equal to the number one minus the Libor Reserve Percentage.

     "Libor Reserve Percentage" applicable to any Interest Period means the maximum effective rate (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Lender during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to Lender with respect to its "Eurocurrency Liabilities," as that term may be defined from time to time in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time, or which in any other respect relate to the funding of Libor Loans.

     Affiliate. See Section 6.9
     ---------

     Agreement. This Agreement (including all exhibits, schedules, annexes and
     ---------
the like referred to herein) as originally executed, or if amended, restated, supplemented, or otherwise modified from time to time, as so amended, restated, supplemented or modified.

     Applicable Margin. As of any date, for the period commencing on the
     -----------------
Closing Date and ending on the first Interest Rate Adjustment Date, as defined below, occurring after the Closing Date (the "Initial Period"), with respect to
                                              ----------------
Prime Rate Loans, one percent (1.0%) per annum (it being understood that no Libor Loans shall be available during the Initial Period), and thereafter, the applicable per annum percentage set forth below:

                                                                      PRIME RATE
   LEVEL              EBITDA                     LIBOR LOANS             LOANS
   -----    --------------------------    -------------------------   ----------
     I       Equal to or greater than
                    $1,000,000                      2.5%                 .50%

    II         $1.00 - $999,999.99                  2.75%                .75%

    III         $0.99 - ($250,000)        LIBOR LOANS NOT AVAILABLE      1.0%

    IV      ($250,000.01) - ($500,000)    LIBOR LOANS NOT AVAILABLE      2.0%

     V         Less than ($500,000)       LIBOR LOANS NOT AVAILABLE      4.0%


For purposes of calculating the Applicable Margin, EBITDA shall be based on Borrower's financial statements most recently delivered to Lender pursuant to
Section 5.1 (a) and (b)(i), with changes in the Applicable Margin resulting from a change in EBITDA to be effective as of the fifteenth (l\\5\\th) day of the month in which each such financial statements are delivered by Borrower to Lender (each such date, an "Interest Rate Adjustment Date"). In the event that
                            -----------------------------
the financial statements required to be delivered pursuant to Section 5.1(a) and
(b)(i) are not delivered when due, then during the period from the date on which such financial statements were required to be delivered until the fifteenth day of the month in which they actually are delivered, the "Applicable Margin" shall be deemed to be the highest percentage set forth in the above table. In the event that the Applicable Margin which is calculated based on Borrower's unaudited financial statements for the last fiscal quarter of any fiscal year of Borrower delivered pursuant to Section 5.1(b)(i) is different than the Applicable Margin which is calculated based on Borrower's audited financial statements delivered pursuant to Section 5.1(a) for such year, then the Applicable Margin shall be adjusted retroactively and, upon demand by Lender, Borrower shall pay to Lender an amount equal to the difference, if positive, between the two calculations. If the difference between the two calculations is negative, such amount shall be credited against accrued interest on the Loans then outstanding, or, if no Loans are then outstanding, such amount shall be credited against interest accruing on any Loans made thereafter.

     Blue Wave Guaranty. The Guarantee dated December 15, 1998 executed by
     ------------------
Borrower in favor of NatWest for obligations of UK Subsidiary under the UK Loan Documents.

     Borrowing Base. As of the date of any determination thereof, (i) for the
     --------------
period commencing on the Closing Date and ending on the last day of the month in which both of the following events shall have occurred: (a) a field examination of Borrower conducted by Lender with results satisfactory to Lender is completed, and (b) Net Income for Borrower's fiscal quarter ending December 31, 1998 shall be equal to or greater than a loss of fifty thousand dollars ($50,000.00), an amount equal to fifty percent (50%) of the Net Outstanding Amount of Eligible Accounts due and owing at such time, and (ii) thereafter, an amount equal to eighty percent (80%) of the Net Outstanding Amount of Eligible Accounts due and owing at such time.

     Borrowing Base Certificate. A Borrowing Base Certificate, in the form set
     --------------------------
forth on Exhibit 5.1(e) hereto, or such other form as Lender shall provide to
         -------------
Borrower.

     Business Day. (i) For all purposes other than as covered by subclause (ii)
     ------------
hereof, any day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day that is a business day described in subclause (i) hereof and that is also a day for trading by and between banks in deposits of freely transferable United States dollars in the London interbank eurodollar market.

     Cash and Cash Equivalents. (i) Cash on hand or on deposit in any bank or
     -------------------------
trust company which has not suspended business, (ii) securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances, with maturities not exceeding six months, and overnight bank deposits, in each case with Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above and entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by Lender or the parent corporation of Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within six months after the date of acquisition, and (vi) a readily redeemable "money market mutual fund" advised by a bank described in clause (iii) hereof, or as investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investment primarily to instruments of the types described in clauses (i) through (v) hereof and having on the date of such investment total assets of at least One Hundred Million Dollars ($100,000,000.00).

     Change of Control. The occurrence of any of the following:
     -----------------

     (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting capital stock of Borrower (or securities convertible into or exchangeable for such voting capital stock) representing twenty percent (20%) or more of the combined voting power of all voting capital stock of Borrower (on a fully diluted basis), or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of Borrower; or

     (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of Borrower shall cease for any reason (other than (A) the death, disability or retirement of a director, or (B) the death, disability or retirement of an officer of Borrower who is serving as a director at such time so long as another officer of Borrower replaces such Person as a director) to constitute a majority of the board of directors of Borrower; or

     (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

     Closing Date. The Business Day on which Lender shall be satisfied that the
     ------------
conditions precedent set forth in Article III hereof have been satisfied.

     Code. The Internal Revenue Code of 1986 and the rules and regulations
     ----
thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Collateral. All property in which a security interest, mortgage or other
     ----------
lien is currently or hereafter granted to Lender to secure the Obligations.

     Collateral Documents. Any and all documents, instruments and agreements now
     --------------------
or hereafter providing security for the Obligations and any other Indebtedness of Borrower or any Subsidiary to Lender, including without limitation the following documents, instruments and agreements between, or in favor of, Lender and Borrower or any Subsidiary: any mortgages on and collateral assignments of real property interests (fee, leasehold and easement) of Borrower and any Subsidiary granting Liens thereon; landlord lien waivers and consents as may be reasonably requested by the Lender; security agreements granting first Liens on all Borrower's and any Subsidiary's fixtures and tangible and intangible personal property; collateral assignments of Borrower's and any Subsidiary's contracts, licenses, permits, easements and leases; collateral assignments of Borrower's and any Subsidiary's copyrights; conditional assignments of Borrower's and any Subsidiary's trademarks and patents; any subordination agreement; any software escrow agreement, any guaranty by a Subsidiary; any pledge of the capital stock of any Subsidiary; casualty and liability insurance policies providing coverage to Lender; UCC-1 financing statements or similar filings perfecting the above-referenced security interests, pledges and assignments, all as executed, delivered to and accepted by Lender on or prior to the Closing Date or subsequent to the Closing Date as may be required by this Agreement, as any of the foregoing may be amended in writing by Lender and any other party or parties thereto.

     Covenant Compliance Certificate. A Covenant Compliance Certificate, in the
     -------------------------------
form set forth on Exhibit 5.1(c) hereto, or such other form as shall be provided
                  --------------
by Lender to Borrower.

     Current Liabilities. All liabilities of Borrower and its Subsidiaries which
     -------------------
would, in accordance with GAAP on a consolidated basis, be classified as current liabilities of entities conducting a business the same as or similar to that of Borrower and its Subsidiaries, including without limitation, all lease rental payments under capitalized leases and fixed prepayments of, and sinking fund payments and reserves with respect to, Indebtedness, in each case required to be made within one year from the date of determination.

     Default. An event which with the passage of time or the giving of notice,
     -------
or both, shall constitute an Event of Default.

     Dollars and the sign "$". The lawful money of the United States of America.
     ------------------------

     Domestic Subsidiary. A Subsidiary of Borrower organized under the laws of
     -------------------
the United States or any state thereof or Puerto Rico.

     Default Rate. See Section 2.9.
     ------------

     EBITDA. As of the date of any determination and for the period specified,
     ------
Net Income plus, to the extent deducted in the calculation of Net Income, the
           ----
sum of (i) deductions for income taxes, or, if Borrower is treated for tax purposes as a pass-through entity, the aggregate amount of taxes on such income payable by the shareholders or other owners thereof, (ii) interest expense,
(iii) depreciation expense, (iv) amortization expense, and (v) other non-cash charges, as determined in accordance with GAAP ("Adjusted Net Income")
                                                 -------------------
calculated as follows: (i) for Borrower's fiscal quarter ending December 31, 1998, Adjusted Net Income for such period times four (4); (ii) for Borrower's
                                          -----
fiscal quarter ending March 31, 1999, Adjusted Net Income for Borrower's fiscal quarters ending December 31, 1998 and March 31, 1999 times two (2); (iii) for
                                                     -----
Borrower's fiscal quarter ending June 30, 1999, Adjusted Net Income for Borrower's fiscal quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 divided by .75; and for each of Borrower's fiscal quarters ending after
     ----------
June 30, 1999, for the rolling four fiscal quarter period consisting of Borrower's fiscal quarter then ending and Borrower's immediately preceding three fiscal quarters.

     Eligible Accounts. Accounts created by Borrower as to which Lender has a
     -----------------
first priority perfected security interest and has received the information required under Section 5.1(e) of this Agreement and which strictly comply with all of Borrower's representations, warranties and covenants contained herein with respect thereto, excluding:

     (i)    Accounts evidenced by promissory notes or chattel paper;

     (ii) Accounts owing by any of Borrower's employees or any Person which is affiliated with Borrower, directly or indirectly, by virtue of family membership, ownership, control or management, or any officer, employee or agent of such Person;

     (iii) Accounts past due more than 90 days after the date of the original invoices giving rise to such Accounts;

     (iv) Accounts owing by an account debtor whose chief executive office is located outside the United States of America;

     (v) Accounts arising from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment may be conditional or contingent;

     (vi) Accounts consisting of progress billings, bill and hold receivables, or retainages;

     (vii) Accounts as to which a contra or other right of set-off exists, or as to which an account debtor has asserted a counterclaim, defense or dispute;

     (viii) Accounts arising from sales of goods subject to any lien or other encumbrance other than liens in favor of Lender;

     (ix) Accounts owing by the United States of America, or any state, political subdivision, department, agency or instrumentality thereof, unless pursuant to Section 5.3(I) hereof, a completed and duly executed Assignment and Notice of Assignment has been delivered to Lender in triplicate and any and all other requirements imposed by the Federal Assignment of Claims Act of 1940, as amended and including any successor statute thereto, or any similar state or local law has been complied with in a manner satisfactory to Lender;

     (x) Accounts owing by any account debtor whose accounts with Borrower are past due more than ninety (90) days after the date of the original invoices evidencing such Accounts which constitute more than thirty-three percent (33%) of the total Accounts owing by such account debtor;

     (xi) Amounts owing by any account debtor in excess of $150,000 in the aggregate, other than account debtors approved in writing by Lender having a minimum BBB-1 senior unsecured debt rating, or the equivalent thereof, by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., a New York corporation, or a minimum Baa3 senior unsecured debt rating, or the equivalent thereof, by Moody's Investors Service, Inc., as to which any amount in excess of $500,000 shall be excluded; and

     (xii) Accounts otherwise deemed ineligible by Lender on the basis of any collectibility or other credit or collateral concerns therewith.

     Environmental Laws. All applicable past (which have current effect),
     ------------------
present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and any requirements issued by any governmental agency or authority having or claiming jurisdiction with respect thereto, including, without limitation, all orders, decrees, judgments, rulings, directives or notices of violation that pertain to any property owned or leased by Borrower, imposed through any public or private enforcement proceedings, that create one or more duties, obligations, responsibilities or liabilities with respect to:
(i) the regulation or protection of the environment; (ii) any environmental pollution or impairment; (iii) any environmental permits, licenses, emissions or effluent reduction plans and reporting requirements; and (iv) in each instance further including, without limitation, laws governing the existence, use, storage, treatment, discharge, release, containment, transportation, generation manufacture, refinement, handling, production, disposal or management of any Hazardous Materials, or otherwise regulating or providing for the protection of the environment.

     ERISA. The Employee Retirement Income Security Act of 1974, 29 U.S.C. 1001,
     -----
et seq., and all rules and regulations from time to time promulgated thereunder, as the same may from time to time be supplemented or amended and remain in effect.

     ERISA Affiliate. Any Person under common control that, together with
     ---------------
Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     Event of Default. Any of the events listed in Article VIII hereof.
     ----------------

     Federal Funds Effective Rate. For any day, a fluctuating interest rate per
     ----------------------------
annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such date (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

     GAAP. Generally accepted accounting principles consistently applied and
     ----
maintained throughout the period indicated and consistent with the prior financial practices of the Borrower and its Subsidiaries, if any, as reflected on the financial statements referred to in Section 4.6 hereof.

     Guarantee. With respect to any Person, any obligation, direct or indirect,
     ---------
contingent or otherwise, of such Person with respect to any Indebtedness or other obligation of any other Person, whether or not reflected on the balance sheet of such Person, including, without limitation, any obligation, whether by virtue of partnership arrangements, by agreement to keep-well, make capital contributions, advances or loans, or to enter into a contract for any of the foregoing, or otherwise (i) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or other obligation, (ii) to purchase or lease property, securities, or services, for the purpose of assuring holder of such Indebtedness or other obligation of the payment thereof, (iii) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

     Hazardous Materials. Asbestos, explosives, radioactive or nuclear
     -------------------
substances, polychlorinated biphenyls, oil and other petroleum products, radon gas, urea formaldehyde, chemicals, gases, solvents, pollutants or contaminants that are detrimental or pose a danger to the environment or to the health or safety of any person, and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, by-laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof.

     Indebtedness. As applied to any Person, (i) all obligations for borrowed
     ------------
money or other extensions of credit, including all obligations representing the deferred purchase price of property (but excluding obligations under any lease which in accordance with GAAP is properly accounted for as an "operating lease"), (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by such Person whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person, and (v) all Guarantees, endorsements or other contingent surety obligations with respect to obligations of other Persons, whether or not reflected on the balance sheet of such Person.

     Interest Period.
     ---------------

     (a) with respect to each Prime Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Prime Rate Loan, as Borrower may elect in the applicable Notice of Borrowing or Conversion, and ending on the date of its repayment or conversion to a Loan of another type permitted hereunder; and

     (b) with respect to each Libor Loan, the period commencing on the date of the making or continuation of or conversion to such Libor Loan and ending one, two, three, or six months thereafter, as Borrower may elect in the applicable Notice of Borrowing or Conversion;

provided that:
--------

     (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Libor Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (ii) any Interest Period applicable to a Libor Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

     (iii) any Interest Period applicable to a Revolving Loan that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

     (iv) notwithstanding clause (iii) above, no Interest Period applicable to a Libor Loan shall have a duration of less than one month, and if any Interest Period applicable to such Loan would be for a shorter period, such Interest Period shall not be available hereunder.

     Interest Rate Adjustment Date. See definition of Applicable Margin.
     -----------------------------

     Investment. With respect to any Person, all investments in any other
     ----------
Person, whether by way of extension of credit, loan, advance, purchase of stock or other ownership interest (other than ownership interests in such Person), bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made, but such term shall not include the cash surrender value of life insurance policies on the lives of officers or employees, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

     Letter of Credit. Any standby letter of credit issued by Lender for the
     ----------------
account of Borrower, as originally issued, or if amended or extended, as amended or extended.

     Letter of Credit Documents. Any all Reimbursement Agreements executed by
     --------------------------
Borrower.

     Libor Loans. Any Loan bearing interest at a rate determined with reference
     -----------
to the Adjusted Libor Rate.

     Loan. A Revolving Loan, and "Loans" means all of such Loans collectively.
     ----

     Loan Account. The general ledger account on the books of Lender in which
     ------------
Lender shall record all Loans made to Borrower hereunder, plus interest, charges, expenses and other items chargeable to Borrower pursuant to this Agreement or any other Loan Document, payments made on the Loans by Borrower, and other appropriate debits and credits as provided herein this Agreement or any other Loan Document.

     Loan Documents. This Agreement, the Note, the Letter of Credit Documents,
     --------------
the Collateral Documents and any interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement entered into by Borrower with Lender, and each and every other agreement, instrument and document entered into and/or delivered in connection herewith and with the transactions contemplated hereunder, whether substantially contemporaneously with the execution of this Agreement or at any time thereafter, in each case, as originally executed, or if amended, restated, supplemented, or otherwise modified from time to time, as so amended, restated, supplemented or modified.

     Material Amount. See Section 5.3(a).
     ---------------

     Maximum Commitment. $2,500,000.
     ------------------

     NatWest. National Westminster Bank PLC,
     -------

     Net Income. As of any date as of which the amount thereof shall be
     ----------
determined and for the period specified, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss) on a consolidated statement of income of Borrower and its Subsidiaries for such period, excluding (a) any extraordinary or other non-recurring gains, and (b) any gains from the sale or disposition of assets other than in the ordinary course of business.

     Net Outstanding Amount of Eligible Accounts. As of the date of any
     -------------------------------------------
determination, the outstanding amount of Eligible Accounts less any credits or other adjustments applicable thereto.

     Note. The Revolving Credit Note.
     ----

     Notice of Borrowing or Conversion. See Section 2.5.
     ---------------------------------

     Obligations. The unpaid principal of and interest on (including, without
     -----------
limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of every kind (including obligations to perform acts and refrain from taking action as well as obligations to pay money) of Borrower and/or any of its Subsidiaries to Lender, whether on account of principal, interest, fees, charges and disbursements of counsel to Lender that are required to be paid by Borrower pursuant to this Agreement, or otherwise, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired or arising, which may arise out of, or in connection with this Agreement, the Note and the other Loan Documents, and including, without limitation, the Reimbursement Obligations.

     Obligor. Any guarantor, endorser, acceptor, surety or other Person liable
     -------
on or with respect to the Obligations, or who is the owner of any Collateral.

     Participant. See Section 9.1.
     -----------

     Permitted Indebtedness. See Section 6.3.
     ----------------------

     Permitted Liens. See Section 6.2.
     ---------------

     Person. Any individual, partnership, limited liability company,
     ------
corporation, trust, unincorporated organization or association, and any governmental agency or political subdivision thereof.

     Post-Closing Letter. That certain letter agreement between Borrower and
     -------------------
Lender dated the Closing Date and listing certain post-closing actions to be completed by the Borrower.

     Post-Termination Letter of Credit. See Section 2.17.5.
     ---------------------------------

     Prime Rate. On any day of determination, a rate per annum equal to the
     ----------
greater of (i) the fluctuating rate of interest per annum publicly announced from time to time by Lender at its office at One Federal Street, Boston, Massachusetts 02110 as its "Prime Rate," it being understood that such rate is a reference rate and not necessarily the lowest or best rate charged by Lender, which rate shall change effective from and after the date such change is publicly announced as being effective, and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Prime Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     Prime Rate Loan. Any Loan bearing interest determined with reference to the
     ---------------
Prime Rate.

     Proceeds. Whatever is received upon the sale, lease, exchange, collection
     --------
or other disposition of the Collateral including, but not limited to, all Accounts, goods, money, checks, deposit accounts, and insurance proceeds.

     Quick Ratio. See Section 6.1.1.
     -----------

     Reimbursement Agreement. With respect to a Letter of Credit, such form of
     -----------------------
application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as Lender may employ in the ordinary course of business for its own account, as originally issued, or if amended or extended, as amended or extended.

     Reimbursement Obligations. The reimbursement or repayment obligations of
     -------------------------
Borrower with respect to amounts that have been drawn under Letters of Credit.

     Revolving Credit Commitment. The lesser of (i) the Maximum Commitment, and
     ---------------------------
(ii) the Borrowing Base.

     Revolving Credit Facility. The revolving line of credit established
     -------------------------
pursuant to Section 2.1(a) hereof.

     Revolving Credit Note. The promissory note of Borrower evidencing the
     ---------------------
Revolving Loans, substantially in the form of Exhibit 2.4(a) hereto, together
                                              -------------
with any extension, renewal, or amendment thereof, or replacements or substitutions therefor.

     Revolving Credit Termination Date. The earlier of (a) December 31, 1999, or
     ---------------------------------
(b) the date of termination in whole of the Revolving Credit Commitment pursuant to Section 8.2(a) hereof.

     Revolving Loan. A Loan made by Lender pursuant to Section 2.1(a) hereof.
     --------------

     Security Agreement. Each of the Security Agreements executed by Borrower
     ------------------
and Borrower's Subsidiaries granting a security interest in favor of Lender for the Obligations (including all exhibits, schedules, annexes and the like referred to herein) as originally executed, or if amended, restated, supplemented, or otherwise modified from time to time, as so amended, restated, supplemented or modified, and "Security Agreements" means all of such agreements.

     Subsidiary. With respect to any Person, any corporation, limited liability
     ----------
company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     Subsidiary Guaranties. All guarantees executed by any Subsidiary of
     ---------------------
Borrower, including without limitation, the UK Subsidiary Guaranty, whether executed contemporaneously with this Agreement or subsequent thereto, in each case, as originally executed, or if amended, restated, supplemented, or otherwise modified from time to time, as so amended, restated, supplemented or modified.

     Tangible Net Worth. At any date as of which the amount thereof shall be
     ------------------
determined, (i) the total assets of Borrower and its Subsidiaries minus (ii)
                                                                  -----
the sum of any amounts attributable to (a) assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, unamortized debt discount and expense, patents, trade and service marks and names, copyrights, franchises, and capitalized research and development costs,
(b) all reserves not already deducted from assets, (c) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the audited financial statements referred to in Section 4.7, (d) the value of any minority interests in Subsidiaries, (e) the value of non-compete agreements, and (f) loans to shareholders, officers or other employees, or Affiliates of Borrower (to the extent, if any, permitted hereunder), minus (iii) Total
                                                       -----
Liabilities, all as determined on a consolidated basis in accordance with GAAP.

     Total Liabilities. At any date as of which the amount thereof shall be
     -----------------
determined, all liabilities of Borrower and its Subsidiaries which would, in accordance with GAAP on a consolidated basis, be classified as liabilities of an entity conducting a business the same as or similar to that of Borrower and any of its Subsidiaries, including, without limitation, the capitalized amount of capitalized leases and fixed prepayments of, and sinking fund payment and reserves with respect to, Indebtedness.

     Type. With respect to any Loan, its nature as a Prime Rate Loan or a Libor
     ----
Loan.

     UCC Financing Statements. All Uniform Commercial Code financing statements
     ------------------------
covering all or any portion of the Collateral.

     UK Subsidiary. Blue Wave Systems Limited, a Subsidiary organized under the
     -------------
laws of [ ], having a principal place of business at Loughborough, Leicestershire, England.

     UK Subsidiary Guaranty. The Unlimited Guarantee dated the date of this
     ----------------------
Agreement executed by the UK Subsidiary in favor of Lender, as originally executed, or if amended, restated, supplemented, or otherwise modified from time to time, as so amended, restated, supplemented or modified.

     UK Subsidiary Loan Documents. The Advice of Borrowing Terms dated September
     ----------------------------
17, 1998 executed by the UK Subsidiary in favor of NatWest, as originally executed, or if amended, restated, supplemented, or otherwise modified from time to time, as so amended, restated, supplemented or modified.

     Unused Revolving Credit Commitment. On any date, (x) the Revolving Credit
     ----------------------------------
Commitment at such time minus the sum of (y)(i) the aggregate principal amount
                        -----
of all Revolving Loans outstanding, and (ii) the outstanding aggregate undrawn and unreimbursed drawn amount of Letters of Credit at any time outstanding hereunder.

     Section 1.2 Accounting Terms. All terms of an accounting character not
                 ----------------
specifically defined herein have the meanings given such terms by GAAP applied on a basis consistent with the financial statements referred to in Section 4.7 of this Agreement.

     Section 1.3 Certain Matters of Construction. The terms "herein," "hereof,"
                 -------------------------------
and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision thereof. Any pronoun used shall be deemed to cover all genders. The section captions, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan documents, shall include any and all modification or amendments thereto and any and all extensions or renewals thereof.

                                  ARTICLE II

                           DESCRIPTION OF THE CREDIT
                           -------------------------

     Section 2.1 The Credit Facilities.
                 ---------------------

(a)  The Revolving Loans. Subject to the terms and conditions set forth herein,
     -------------------
and so long as no Default or Event of Default has occurred which is continuing, Lender agrees to make Revolving Loans to Borrower from time to time on any Business Day on and after the Closing Date and prior to the Revolving Credit Termination Date, as requested, in an amount for each such Loan not to exceed (after giving effect to any Loan requested) the Unused Revolving Credit Commitment on such Business Day. All Revolving Loans may be repaid and reborrowed in accordance with the terms hereof. Any Revolving Loan not repaid by the Revolving Credit Termination Date shall be due and payable on such date; and

(b)  Letters of Credit. Subject to the terms and conditions set forth herein,
     -----------------
and so long as no Default or Event of Default has occurred, Borrower may also request Letters of Credit, provided that the aggregate undrawn and unreimbursed
                           -------------
drawn amount of Letters of Credit at any time outstanding hereunder after giving effect to such request, shall not exceed the Unused Revolving Credit Commitment. All Letters of Credit shall be issued on an annual renewable basis and shall expire on or before the Business Day next preceding the thirtieth day preceding the Revolving Credit Termination Date. Letters of Credit may be issued by Lender, in its sole discretion, subject to the conditions of this Agreement.

     Section 2.2 Interest Rates and Payments of Interest.
                 ---------------------------------------

(a)  Revolving Loans. So long as no Default or Event of Default has occurred
     ---------------
which is continuing and subject to the terms and conditions set forth herein, Borrower may elect to have any Revolving Loan, or any portion thereof, made as a Prime Rate Loan or a Libor Loan (in minimum amounts of $250,000 and integral multiples of $250,000 in the case of a Libor Loan), and may continue or convert all or any part of a Revolving Loan (in minimum amounts of $250,000 and integral multiples of $250,000 in the case of a conversion to a Libor Loan) into a Loan of any other Type permitted by this Agreement, on any Business Day (which, in the case of a conversion of a Libor Loan, shall be the last day of the Interest Period applicable to such Loan). Borrower shall give Lender prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.5 hereof.

     (i) Each Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate plus
                                                                          ----
     the Applicable Margin, which rate shall change contemporaneously with any change in the Prime Rate. Such interest shall be payable in arrears on the first day of each month and when such Prime Rate Loan is due (whether at maturity, by reason of acceleration or otherwise);

     (ii) Each Libor Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Libor Rate plus the Applicable Margin. Such
                                            ----
     interest shall be payable quarterly and on the last day of the Interest Period applicable thereto and when such Libor Loan is due (whether at maturity, by reason of acceleration or otherwise);

(b)  Other Limitations on Libor Loans. In no event shall Borrower have more than
     --------------------------------
three (3) different maturities of borrowings of Libor Loans outstanding at any time and no Revolving Loan shall be made or continued as, or converted to, a Libor Loan on any day on which, for purposes of determining the Applicable Margin, EBITDA is less than $1.00. Any Libor Loan outstanding on any Interest Rate Adjustment Date on which, for purposes of determining the Applicable Margin; EBITDA is less than $1.00, shall be converted to Prime Rate Loans on such Interest Rate Adjustment Date, and Borrower shall pay Lender forthwith upon demand any amount due under Section 2.14 as a result of any such conversion]; and

(c)  360 Days. Interest shall be calculated on the basis of a 360-day year for
     --------
the actual number of days elapsed.

     Section 2.3 Duration of Interest Periods.
                 ----------------------------

(a) Subject to the provisions of the definition of Interest Period, the duration of each

Interest Period applicable to a Libor Loan shall be as specified in the applicable Notice of Borrowing or Conversion. Borrower shall have the option to elect a subsequent Interest Period to be applicable to any such Loan by giving notice of such election to Lender received no later than 11:00 a.m. Boston time on the date which is the last Business Day of the then applicable Interest Period if such Loan is to be continued as or converted to a Prime Rate Loan, and three Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Libor Loan;

(b) If Lender does not receive a notice of election of duration of an Interest Period for a Libor Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or an Event of Default exists, Borrower shall be deemed to have elected to convert such Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto; and

(c) Notwithstanding the foregoing, Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Termination Date.

     Section 2.4 The Note.
                 --------

(a) The Revolving Loans shall be evidenced by a promissory note made by Borrower and payable to the order of Lender, substantially in the form of
Exhibit 2.4(a) hereto;
--------------

(b) Lender may, and is hereby irrevocably authorized by Borrower to, enter on any schedule forming a part of any Note, or otherwise in its records, appropriate notations evidencing the date and the amount of each Loan and the date and amount of each payment of principal made by Borrower with respect thereto; and such notations shall constitute prima facie evidence thereof.
                                             -----------
Lender is hereby irrevocably authorized by Borrower to attach to and make a part of any Note a continuation of any such schedule as and when required, provided that Borrower shall have the right to contest the accuracy thereof. No failure on the part of Lender to make any notation as provided in this subsection shall in any way affect any Loan or the rights or obligations of Lender or Borrower with respect thereto; and

(c) In the event that Lender delivers to Borrower an affidavit and indemnity executed by Lender stating under oath that any Note has been lost, stolen, destroyed or mutilated and indemnifying Borrower for any losses as a result thereof, Borrower hereby agrees to execute and deliver a new Note as a replacement therefor, in the same principal amount and otherwise of like tenor, promptly upon receipt of such affidavit.

     Section 2.5 Notice and Manner of Borrowing. Whenever Borrower desires to
                 ------------------------------
obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another Type, a representative of Borrower, certified in writing as authorized to request Loans hereunder, shall notify Lender (which notice shall be irrevocable) by telecopy or telephone received no later than 11:00 a.m. (Boston time) on the day on which the requested Loan is to be made or continued as, or converted to, a Prime Rate Loan, and received no later than 11:00 a.m. (Boston time) on the date three Business Days before the day on which the requested Loan is to be made or continued as, or converted to, a Libor Loan. Notices received after 11:00 a.m. (Boston time) shall be deemed to have been received on the next Business Day. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be made, continued or converted, subject to the limitations set forth in this Article II, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.3 hereof). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof, substantially in the form of Exhibit 2.5 hereto, provided
                                                   -----------         --------
that if such written confirmation differs in any material respect from the
----
action taken by Lender, the records of Lender shall control absent manifest error. The proceeds of each Loan requested hereunder shall be disbursed by Lender in immediately available funds, by crediting the amount of such proceeds to an account maintained by Borrower with Lender or by wire transfer to such other account as Borrower may direct Lender from time to time.

     Section 2.6 Fees
                 ----

(a)  Facility Fees. In connection with and as consideration for the holding
     -------------
available for the use of Borrower the revolving line and letter of credit facility established hereunder and the ongoing administration thereof, Borrower shall pay to Lender a facility fee for the period commencing on the Closing Date and ending on the fifteenth (15/th/) day of the month in which Borrower's financial statements are delivered to Lender for Borrower's fiscal quarter ending on the first Facility Fee Adjustment Date, as defined below, occurring after the Closing Date, three-fourths of one percent (.75%) of the Maximum Commitment, and thereafter the applicable per annum percentage set forth below of Maximum Commitment during each quarter or portion thereof;

        ---------------------------------------------------------------------
                PERIOD                  QUICK RATIO              FACILITY FEE
        ---------------------------------------------------------------------
        Closing Date -           Greater than or equal to            .50%
          8/31/99                        1.10%
        ---------------------------------------------------------------------
        Closing Date -               Less than 1.10%                 .75%
          8/31/99
        ---------------------------------------------------------------------
        9/1/99 - and             Greater than or equal to            .50%
         thereafter                      1.20%
        ---------------------------------------------------------------------
        9/1/99 - and                 Less than 1.20%                 .75%
         thereafter
        ---------------------------------------------------------------------

  Facility fees shall be payable quarterly in arrears, on the last day of March, June, September, and December, of each year commencing December 31, 1998 and on the Revolving Credit Termination Date. For purposes of calculating the facility fee, the Quick Ratio shall be based on Borrower's financial statements most recently delivered to Lender pursuant to Section 5.1 (a) and
  (b)(i), with changes in the facility fee resulting from a change in the Quick Ratio to be effective as of the fifteenth (15/th/) day of the month in which each such financial statements are delivered by Borrower to Lender (each such date, a ("Facility Fee Adjustment Date"). In the event that the financial
                -------------------------------
  statements required to be delivered pursuant to Section 5.1(a) and (b)(i) are not delivered when due, then during the period from the date on which such financial statements were required to be delivered until the fifteenth (15/th/) day of the month in which they actually are delivered, the facility fee shall be deemed to be the highest percentage set forth in the above table for the applicable period. In the event that the Quick Ratio which is calculated based on Borrower's unaudited financial statements for the last fiscal quarter of any fiscal year of Borrower delivered pursuant to Section
  5.1 (b)(i) is different than the Quick Ratio which is calculated based on Borrower's audited financial statements delivered pursuant to Section 5.1(a) for such year, then the Quick Ratio shall be adjusted retroactively and, upon demand by Lender, Borrower shall pay to Lender an amount equal to the difference, if positive, between the two calculations. If the difference between the two calculations is negative, such amount shall be credited against facility fees accruing hereunder; and

  (b) Letter of Credit Fees. Borrower shall pay to Lender a fee for each Letter
      ---------------------
  of Credit issued, at a per annum rate equal to the Applicable Margin then in effect for LIBOR Loans, or, if LIBOR Loans shall not then be available hereunder, the Applicable Margin then in effect for Prime Rate Loans plus two
                                                                       --------
  percent (2%) calculated on the stated amount of such Letter of Credit. Such fees shall be due and payable annually in advance. In addition, Borrower shall pay to Lender Lender's customary issuance, amendment, negotiation and administrative fees with respect to each Letter of Credit in such amounts and at such times as the Lender shall specify.

       Section 2.7 Payments; Debit Authorization; Application of Payments.
                   ------------------------------------------------------
Borrower shall make each payment of any amount due hereunder or under the Note not later than 2 p.m. (Boston time) on the date when due (or on the next Business Day if such due date is not a Business Day) in funds immediately available to Lender at One Federal Street, Boston, Massachusetts 02110, or such other place as may be designated in writing from time to time by Lender to Borrower for such purpose. Borrower authorizes Lender, if and to the extent payment owed to Lender is not made when due hereunder or the Note, to charge from time to time against any or all of Borrower's accounts with Lender any amount so due. Unless otherwise determined in any particular case by Lender, in its sole discretion, each payment on the Note shall be deemed to be applied first to any premiums, fees or other charges accrued hereunder or under such Note, then to accrued interest to date of receipt and then to the outstanding balance of the principal.

       Section 2.8 The Loan Account.
                   ----------------

  (a) Lender shall maintain on its books a Loan Account in the name of Borrower to evidence the Loans and shall also record in the Loan Account all payments made on account of indebtedness evidenced by the Loan Account and all proceeds of Collateral which are finally paid to Lender at its office in cash or solvent credits, and may record therein, in accordance with customary accounting practice, other debits and credits, including all charges and expenses properly chargeable to Borrower and any other Obligation. The debit balance of the Loan Account shall reflect the amount of the Obligations from time to time by reason of Loans and other appropriate charges hereunder; and

  (b) At least once each month Lender shall account to Borrower with a statement showing as of its date the Loans, charges and payments made by and for the account of Borrower for such month. Each such statement shall be considered correct and accepted by Borrower and presumptively binding upon it, absent manifest error unless, within sixty (60) days after the date of any such statement, notice to the contrary is received by Lender from Borrower.

       Section 2.9 Late Fee; Default Rate. At the discretion of Lender, if any
                   ----------------------
amount due hereunder or under the Note is not paid in full within ten (10) days after the same is due, Borrower shall pay to Lender, a late fee equal to five percent (5%) of such late payment. In addition to any such late fee imposed by Lender, all principal not paid when due, or within any grace period provided therefor, (whether at the scheduled or any accelerated maturity or otherwise) and, to the extent permitted by law, overdue interest thereon, and all fees not paid when due hereunder, or within any grace period provided therefor, shall, at the option of Lender, bear interest, payable monthly in arrears, for each day until paid at a rate per annum equal to the Prime Rate plus four percent (4%)(the "Default Rate").
                              ----                        --------------
Nothing in this Section, nor Lender's exercise of any of its rights hereunder, shall affect or otherwise impair Lender's right to exercise any of its rights or remedies if any Event of Default has occurred.

       Section 2.10 Voluntary Prepayments. Prime Rate Loans may be prepaid in
                    ---------------------
whole or in part at any time. Libor Loans may be prepaid, in whole or in part, on the last day of any Interest Period applicable thereto upon three Business Days' notice. Any interest accrued on the amounts so prepaid to the date of any such prepayments and any amount due under Section 2.14 hereof must be paid at the time of any such prepayment. No prepayment of the Revolving Loans shall impair Borrower's right to borrow as set forth in Section 2.1(a) hereof.

       Section 2.11 Mandatory Prepayments. On demand by Lender, Borrower shall
                    ---------------------
pay to Lender any amount outstanding under the Revolving Credit Facility in excess of the Revolving Credit Commitment. All amounts paid by Borrower pursuant to this Section shall be applied (i) first to any Prime Rate Loans then outstanding, and (ii)then to Libor Loans then outstanding.

       Section 2.12 Use of Proceeds. The proceeds of the Loans shall be used
                    ---------------
solely for working capital and general corporate purposes of Borrower.

       Section 2.13 Changed Circumstances.
                    ---------------------

  (a)  Illegality. In the event that:
       ----------

       (i) on any date on which the Adjusted Libor Rate would otherwise be set, Lender shall have determined in good faith (which determination shall be final and conclusive so long as made in good faith) that adequate and fair means do not exist for ascertaining the Adjusted Libor Rate; or

       (ii) at any time Lender shall have determined in good faith (which determination shall be final and conclusive so long as made in good faith) that:

            (A) the making or continuation of or conversion of any Loan to a Libor Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank eurodollar market, or (2) compliance by Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

            (B) the Adjusted Libor Rate shall no longer represent the effective cost to Lender for U.S. dollar deposits in the London interbank eurodollar market for deposits in which it regularly participates;

then, and in any such event, Lender shall forthwith so notify Borrower thereof. Until Lender notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of Lender to allow selection by Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "Affected Loans") shall be suspended. If at the time Lender so notifies
        ---------------
Borrower, Borrower have previously given Lender a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may borrow Loans of a non-affected Type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.5 hereof. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.14 hereof, and may borrow a Loan of another Type in the same amount as the Affected Loan in accordance with Section 2.1(a) hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.5 hereof; and

  (b) Increased Costs. In case any change in law, regulation, treaty or official
      ---------------
      directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

      (i) subjects Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Lender imposed by the United States of America or any political subdivision thereof); or

      (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Lender (other than such requirements as are already included in the determination of the Adjusted Libor Rate); or

      (iii) imposes upon Lender any other condition with respect to its performance under this Agreement;

  and the result of any of the foregoing is to increase the cost to Lender, reduce the income receivable by Lender or impose any expense upon Lender with respect to any Loans, Lender shall notify Borrower thereof. Borrower agree to pay to Lender, within thirty (30) days after receipt of such notice, the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Lender of a statement in the amount and setting forth Lender's calculation thereof, which statement shall be deemed presumptively true and correct absent manifest error.

  (c) Capital Adequacy. If, after the date hereof, Lender shall have determined
      ----------------
  that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any of the foregoing imposes or increases a requirement by Lender to allocate capital resources to Lender's commitment to make Loans hereunder which has or would have the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's then existing policies with respect to capital adequacy and assuming full utilization of Lender's capital) but for such adoption, change or compliance by any amount reasonably deemed by Lender to be material, then Lender may, at its option, and by notice to Borrower, request that Borrower, and Borrower agrees to, pay to Lender within thirty (30) days following receipt by Borrower of such notice, such additional amounts as are necessary to compensate Lender for such reduction. Any notice given by Lender to Borrower pursuant to this Section shall be accompanied by a certificate setting forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution methods. Such certificate and the determinations set forth therein shall be presumptively true and correct in the absence of manifest error.

       Section 2.14 Funding Losses. If (a) all or any portion of a Libor Loan is
                    --------------
repaid or converted to a Prime Rate Loan for any reason, other than as a result of an event described in Section 2.13 hereof, including, without limitation, pursuant to Sections 2.2(b), 2.10 or 2.11 hereof, on any day other than the last day of the Interest Period applicable thereto, (b) any Libor Loan is not made as a result of Borrower having withdrawn its Notice of Borrowing or Conversion, (c) any Prime Rate Loan is not converted into a Libor Loan as a result of Borrower having withdrawn its request for a conversion, or (d) any Libor Loan is not continued as a result of Borrower having withdrawn its request for a continuance, then, upon presentation by Lender of a statement setting forth the amount and Lender's calculation thereof, Borrower shall also pay to Lender, as liquidated damages and not as a penalty, such amount as may be necessary to compensate Lender for any losses (including lost margins), costs and expenses resulting therefrom by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain such Libor Loan.

       Section 2.15 Savings Clause. All agreements with respect to the Loans are
                    --------------
hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Loans or otherwise, shall the amount paid or agreed to be paid for the use, forbearance or retention of the Loans (hereinafter referred to in this Section as "interest") exceed the maximum permissible charge or rate under applicable law (the "Maximum Rate"). As used
                                                      --------------
herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, Borrower and Lender expressly stipulate that it is their respective intents in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of The Commonwealth of Massachusetts without regard to its conflicts of law rules from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision of this Agreement or the other Loan Documents, or any other agreement between Borrower and Lender at the time performance of such provision shall be due, shall involve exceeding the limit allowed by law, then the obligation to be fulfilled shall automatically be reduced to said limit. If from any circumstances Lender should ever receive as interest an amount or amounts which would cause it to exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Loans and not to the payment of interest. This provision shall control every other provision of all instruments and agreements executed by Borrower in connection with this Agreement.

       Section 2.16 Taxes. Any and all payments by Borrower hereunder shall be
                    -----
made, in accordance with Section 2.7, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed
                                                        ---------
on the net income of Lender and franchise taxes imposed on Lender. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

       Section 2.17. Special Provisions Relating To Letters of Credit.
                     ------------------------------------------------

   2.17.1. Requests for Letters of Credit. Whenever Borrower desires to obtain a
           ------------------------------
   Letter of Credit, Borrower shall submit to Lender a letter of credit application, in form and substance satisfactory to Lender no later than three
   (3) Business Days prior to the proposed date of issuance of the Letter of Credit.

   2.17.2. Payment of Reimbursement Obligations. Notwithstanding any provisions
           ------------------------------------
   to the contrary in any Reimbursement Agreement, Borrower agrees to reimburse Lender for any drawings (whether partial or full) under each Letter of Credit and to pay to Lender the amount of all other Reimbursement Obligations and other amounts payable to Lender under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which Borrower may have at any time against Lender or any other Person; and

   2.17.3. Indemnification. In addition to amounts payable as elsewhere provided
           ---------------
   in this Agreement, Borrower agrees to protect, indemnify, pay and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender may incur or be subject to as a consequence, directly or indirectly, of

     (a) the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of Lender, as determined by a court of competent jurisdiction; or

     (b) the failure of Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts
                       -- ----    -- -----
     or omissions being hereinafter referred to collectively as "Government
                                                                 ----------
     Acts").
     ----
  2.17.4. Assumption of Risk by Borrower. As between Borrower and Lender,
          ------------------------------
  Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, Lender shall not be responsible for:

     (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be, in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged;

     (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

     (c) the failure of the beneficiary of any Letter of Credit to comply duly with the conditions required in order to draw upon such Letter of Credit but only to the extent waived by Borrower where such failure results in damages to Borrower;

     (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

     (e) errors in interpretation of technical terms other than those resulting from gross negligence or willful misconduct;

     (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

     (g) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

     (h) any consequences arising from causes beyond the control of Lender, including, without limitation, any Government Acts.

  None of the foregoing shall affect, impair or prevent the vesting of any of Lender's rights or powers under this Section.

  2.17.5. Cash Collateral. If, notwithstanding the provisions of Section 2.1(b)
          ---------------
  hereof, any Letter of Credit is outstanding on the Revolving Credit Termination Date (each, a "Post-Termination Letter of Credit"), then on or prior to the Revolving Credit Termination Date, Borrower shall, promptly on demand by Lender, deposit with Lender Cash Collateral with respect to each Post-Termination Letter of Credit then outstanding. In the event that any amount of Cash Collateral remains after the expiration of all Post-Termination Letters of Credit, so long as no Obligation which is then due and payable is outstanding on such date, Lender shall return such amount promptly to Borrower.

                                  ARTICLE III

                                  CONDITIONS
                                  ----------

       Section 3.1 Closing Conditions. It shall be a condition precedent to
                   ------------------
Lender's obligation to close and fund the initial Loan, or consider applications for the initial Letter of Credit, hereunder that each of the following conditions be satisfied in full, as determined by Lender, unless waived or deferred by Lender in writing at or prior to the closing and funding of the initial Loan hereunder:

  3.1.1 Executed Loan Documents. Each of the Loan Documents shall have been
        -----------------------
  executed and delivered to Lender in form, content and manner of execution and delivery satisfactory to Lender and its counsel.

  3.1.2 No Material Change. No material adverse change shall have occurred in
        ------------------
the financial condition, business, affairs, operations or control of Borrower, or Borrower and its Subsidiaries or their respective businesses taken as a whole, since the date of the audited financial statements referred to in Section
4.7 hereof.

  3.1.3 Warranties and Representations Accurate. All warranties and
        ---------------------------------------
  representations made by or on behalf of Borrower or any of its Subsidiaries to Lender under the Loan Documents, shall be true, accurate and complete in all material respects and shall not have omitted any material fact necessary to make the same not misleading.

  3.1.4 Financials. Lender shall have received the financial statements for
        ----------
  Borrower and its Subsidiaries for the periods referenced in Section 4.7 of this Agreement, and for the month ending September 30, 1998;

  3.1.5 Validity and Sufficiency of Collateral Documents. Lender shall have
        ------------------------------------------------
  received evidence satisfactory to Lender of the perfection of the liens and security interests in the Collateral including evidence that each of the UCC Financing Statements has been filed.

  3.1.6 No Other Liens; Taxes and Municipal Charges Current. Lender shall have
        ---------------------------------------------------
  received the results of lien searches showing no liens or encumbrances on the Collateral, whether inferior or superior to Lender's liens on the Collateral, except in respect of: (a) real estate taxes, personal property taxes and other municipal charges not yet due and payable; and (b) Permitted Liens.

  3.1.7 Condition of Collateral. There shall have been no material unrepaired or
        -----------------------
  unrestored damage or destruction by fire or otherwise to any property comprising, or intended to comprise, the Collateral.

  3.1.8 Insurance. Borrower shall have provided to Lender with respect to the
        ---------
  Collateral evidence of: (i) insurance coverages which meet the insurance requirements set forth in Section 5.9 hereof to the satisfaction of Lender; and, if requested, (ii) payment of the premiums for such insurance, to the extent then due and payable.

  3.1.9 Organizational Documents and Entity Agreements. Lender shall have
        ----------------------------------------------
  received with respect to Borrower and its Subsidiaries and any other Obligor, other than an individual (i) a copy of the formation document on file with the governmental office of the jurisdiction of its organization certified by an authorized official of such office, and a legal existence and good standing issued by such official; (ii) a copy of the by-laws or other governing documents certified by the clerk or other official keeper of company records authorized to give such certification; and (iii) legal existence and good standing certificates for each jurisdiction, if any, in which Borrower and any of its Subsidiaries and any other Obligor is required by applicable law to have registered as a foreign entity to do business in such jurisdiction;

  3.1.10 Votes, Consents and Authorizations. Lender shall have received and
         ----------------------------------
  approved copies of all votes, consents and authorizations, certified by the clerk or other official keeper of company records authorized to give such certification, as may be reasonably required to evidence authority for: (i) the execution and delivery of each of the Loan Documents and the transactions contemplated thereby; and (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower hereunder or in connection with the transactions contemplated hereby;

  3.1.11 Legal and Other Opinions. Lender shall have received and approved legal
         ------------------------
  opinion letters from counsel representing Borrower and any Obligors, including without limitation, an opinion from each of Borrower's counsel and the UK Subsidiary's UK counsel, which meet Lender's reasonable legal opinion requirements, and each of the foregoing Persons hereby directs its counsel to deliver such legal opinion letters;

  3.1.12 No Default. There shall not exist any Default or Event of Default under
         ----------
  any of the Loan Documents.

  3.1.13 Closing Certificate. Lender shall have received a certificate executed
         -------------------
  by an authorized representative of Borrower certifying that (i) all financial information furnished by or on behalf of Borrower to Lender is accurate and correct in all material respects as of the reporting date(s) thereof and that there have been no material adverse changes since the reporting date(s) thereof; (ii) to Borrower's actual knowledge, neither Borrower nor any of its Subsidiaries is in default under any material obligation or agreement to which it is a party or by which it or any of its properties are bound; and (iii) except as set forth on Exhibit 4.5 hereto, there is no material litigation
                         -----------
  pending or, to the best of Borrower's knowledge, after due inquiry, threatened, against Borrower or any of its Subsidiaries, or any of their respective assets.

  3.1.14 Other Documents and Information Lender shall have received and approved
         -------------------------------
  such other documents, instruments, agreements, and information as Lender shall reasonably request in connection with the transactions contemplated hereby, including such other documents, instruments, agreements, and information as Lender reasonably determines are necessary at any time to perfect any of Lender's liens and security interests in the Collateral.

  3.1.15 Proceedings,  Etc. No action, proceeding, investigation, regulation or
         -----------------
  legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby and thereby or which, in Lender's good faith judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

  3.1.16  Payment of Lender's Counsel's Fees and Costs. Borrower shall have paid
          --------------------------------------------
  all fees due and payable to Lender and its counsel incurred in connection with this Agreement and the other Loan Documents.

     3.2 Conditions Precedent to All Loans. The obligation of Lender to make
         ---------------------------------
each Loan, and to consider applications for Letters of Credit, including the initial Loan and any initial applications for Letters of Credit, is further subject to the following conditions:

  (a) the representations and warranties contained in Article IV shall be true and accurate in all material respects on and as of the effective date of each Loan or Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

  (b) the resolutions referred to in Section 3.1.10 shall remain in full force and effect;

  (c) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for Lender, would make it illegal or against the policy of any governmental agency or authority for Lender to make Loans hereunder; and

  (d) Borrower shall have provided Lender with each of the items set forth in any "post-closing" side letter dated the date hereof within thirty (30) days of the date hereof, or such other time as may be set forth in such letter. Unless waived in writing by Lender, Borrower's failure to fully satisfy each of the conditions subsequent set forth in said letter within the aforesaid time periods, shall constitute a Default under Section 8.1(c) of this Agreement.

     The making of each Loan and issuance of each Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of such Loan or Letter of Credit as to the accuracy of the facts referred to in subsection
(a) of this Section 3.2.

                                  ARTICLE IV

                   BORROWER'S REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     Borrower makes the representations and warranties set forth below to induce Lender to make Loans, issue Letters of Credit, and to enter into this Agreement and the transactions contemplated hereby, with the understanding that Lender is relying thereon:

     Section 4.1 Organization Borrower and each of its Subsidiaries is duly
                 ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions except where the failure to be so qualified or in good standing, individually or in the aggregate, could materially adversely affect the enforceability of any material contract or the business, operations, financial condition or prospects of Borrower, or Borrower and its Subsidiaries or their respective businesses taken as a whole. The copies of Borrower's organizational documents and by-laws furnished to Lender are true, complete and correct copies of such documents as they exist on the date of this Agreement.

     Section 4.2 Authorization, No Violations. The execution, delivery and
                 ----------------------------
performance of this Agreement, the Note and the other Loan Documents by Borrower or any of its Subsidiaries, as the case may be, are within the powers and authority of Borrower and each such Subsidiary, have been duly authorized by proper proceedings, and do not and will not contravene any provision of applicable law or Borrower's or any of its Subsidiary's organizational documents or governing documents or any amendment thereof or any indenture or agreement to which Borrower or any of its Subsidiaries is a party or of any other indenture or agreement or any order, regulation, ruling or requirement of a court or public body or authority by which Borrower or any of its Subsidiaries is bound, and will not result in, or require the creation or imposition of, any mortgage, security interest or other lien or encumbrance on the property or revenues of Borrower or any of its Subsidiaries. This Agreement, the Note and the other Loan Documents to which Borrower or any of its Subsidiaries is a party have been executed and delivered by Borrower and each such Subsidiary and constitute legal, valid and binding obligations of Borrower and each such Subsidiary, enforceable against Borrower and each such Subsidiary in accordance with their respective terms.

     Section 4.3 Ownership; Subsidiaries. As of the date of this Agreement, all
                 -----------------------
ownership interests in (i) Borrower and each of its Subsidiaries, (ii) any entities which own an interest in the Borrower or any of its Subsidiaries, other than any owners of publicly held stock of Borrower or any such entities constituting less than a five percent (5%) interest therein) are identified on
Exhibit 4.3 hereto by name and percentage interest of each owner and all such
-----------
interests in Borrower have been fully paid for and are owned, free and clear of all liens and encumbrances. As of the date of this Agreement, Borrower does not have any Subsidiaries (directly or indirectly held) other than those shown on
Exhibit 4.3 hereto.
-----------

     Section 4.4 Governmental and Other Approvals. No approval, consent or
                 --------------------------------
authorization of, or any other action by, or filing or registration with, any governmental department, agency or instrumentality, domestic or foreign, other than which have been obtained, if any, is necessary for (i) the execution and delivery of, and the performance of the obligations under, and the consummation of the transactions contemplated by, this Agreement, the Note, the other Loan Documents, by Borrower and any of its Subsidiaries party thereto, and (ii) the borrowing of the Loans and the use of proceeds thereof and the incurring of the Reimbursement Obligations.

     Section 4.5 Litigation. Except as set forth in Exhibit 4.5 hereto or as
                 ----------                         -----------
otherwise disclosed in writing to Lender subsequent to the date of this Agreement pursuant to

Section 5.3 hereof, there are no actions, suits, investigations or proceedings pending or actually known to be threatened against or affecting Borrower or any of its Subsidiaries, or any properties or rights of Borrower or any of its Subsidiaries, by or before any court or administrative agency or regulatory authority or agency or arbitration tribunal which reasonably could be expected to have a material adverse effect on the operations, financial condition, business or prospects of Borrower, or Borrower and its Subsidiaries or their respective businesses taken as a whole, if adversely determined, nor is any substantial basis for such litigation actually known by Borrower or any of its Subsidiaries to exist.

     Section 4.6 Absence of Burdensome Contracts and Restrictions. None of
                 ------------------------------------------------
Borrower nor any of its Subsidiaries is subject to any provision in its organizational or governing documents, or any amendment thereof, or is a party to or otherwise bound by any indenture or agreement or bound by any order, regulation, ruling or requirement of a court or public body or authority which will, under current or foreseeable conditions, materially adversely affect its normal operations or impair its financial condition, business or prospects.

     Section 4.7 Financial Statements; No Undisclosed Liabilities; No Changes.
                 ------------------------------------------------------------
The audited consolidated financial statements of Borrower and its Subsidiaries for the period ending June 30,1998 and the unaudited consolidated financial statements of Borrower and its Subsidiaries for Borrower's fiscal quarter ending September 30, 1998 (subject to normal year-end adjustments), heretofore delivered to Lender, fairly and accurately present the financial condition, the results of operations and changes in financial position of Borrower and its Subsidiaries as of and for the fiscal year ending on such date and have been prepared in accordance with GAAP applied on a basis consistently followed in all material respects throughout the periods involved. Other than as set forth in
Exhibit 4.7 hereto, since the date of the audited financial statements referred
-----------
to above, there has been no material adverse change in the assets, liabilities, financial condition, results of operations, business or prospects shown on such financial statements as at and for the period ended on said date, except for changes in the ordinary course of business consistent with past practices.

     Section 4.8 Licenses, Permits, Compliance with Law, Etc. Borrower and each
                 -------------------------------------------
of its Subsidiaries has all necessary licenses and permits and other rights to allow it to conduct its business as presently conducted and, to the best of Borrower's and its Subsidiaries' knowledge, is in compliance with all laws, rules, orders and regulations applicable to the conduct of its business or its properties.

     Section 4.9 Title to Properties and Assets. Borrower and each of its
                 ------------------------------
Subsidiaries has good and marketable title to its properties and assets, including such properties and assets as are reflected in the financial statements referred to in Section 4.7 hereof (except such assets as have been disposed of in the ordinary course of business subsequent to the date thereof), free and clear of any mortgage, lien, security interest or encumbrance, except for Permitted Liens. Other than financing statements filed in connection with any Permitted Lien, or Liens in favor of any existing lender evidencing Indebtedness of Borrower or any of its Subsidiaries satisfied in full with the proceeds of the initial Loan hereunder, no financing statement under the Uniform Commercial Code which names either Borrower or any of its Subsidiaries has been filed which has not been terminated, and neither Borrower nor any of its Subsidiaries has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement or security agreement which has not been terminated, except in favor of Lender. Except as may be set forth in
Exhibit 4.9 hereto, Borrower (i) does not use any trade name in the conduct of
-----------
its business; (ii) has not changed its name; (iii) has not been the surviving entity in a merger, or acquired any other Person or assets of a Person, other than in the ordinary course of business, within the most recent twelve year period immediately preceding the date of this Agreement.

     Section 4.10 Leases. Borrower and each of its Subsidiaries enjoys peaceful
                  ------
and undisturbed possession under all leases of real or personal property of which Borrower or any of its Subsidiaries is lessee, none of which contains any unusual or burdensome provision which will materially adversely affect the normal operations of Borrower, or Borrower and its Subsidiaries or their respective businesses taken as a whole. All such leases are valid, subsisting and in full force and effect, and to the best of Borrower's and its Subsidiaries' actual knowledge (i) there are no material uncured defaults of Borrower or any of its Subsidiaries, or the lessors thereunder, (ii) no event has occurred which with the passage of time or the giving of notice, or both, would constitute a default thereunder, and (iii) there is no other reason why the tenant under each such lease may not continue to occupy the leased premises, including without limitation foreclosure upon the landlord's interest therein.

     Section 4.11 Patents; Trademarks, Etc. Borrower and each of its
                  ------------------------
Subsidiaries owns or possesses the right to use all the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the conduct of its business as now conducted and as proposed to be conducted, without any actually known conflict with the rights of others.

     Section 4.12 Tax Returns and Taxes. All federal, state and other taxes,
                  ---------------------
assessments and other governmental charges upon Borrower and its Subsidiaries or their respective properties which are due and payable or claimed to be due have been paid to federal, state or local taxing authorities (including, without limitation, taxes on properties, franchises, licenses, sales and payrolls). All charges, accruals and reserves for taxes reflected in the balance sheets referred to in Section 4.7 are adequate to cover the tax liabilities of Borrower and its Subsidiaries as of the date(s) thereof. There are no tax liens upon any of the properties of Borrower or any of its Subsidiaries. There are no pending tax examinations nor have any tax claims been asserted by any taxing authority against Borrower or any of its Subsidiaries other than as disclosed on Exhibit
                                                                       -------
4.12 or as otherwise disclosed in writing to Lender subsequent to the date of
----
this Agreement pursuant to Section 5.3 hereof, nor to Borrower's or any of its Subsidiaries' actual knowledge is there any basis for any such claim.

     Section 4.13 ERISA Matters. Borrower and each of its Subsidiaries has
                  -------------
fulfilled its obligations, if any, under the minimum funding standards of ERISA with respect to any ERISA plan maintained by Borrower and is otherwise in compliance in all material respects with any provisions of ERISA applicable to Borrower or any of its Subsidiaries.

     Section 4.14 No Default. No Default has occurred and to the best of
                  ----------
Borrower's and its Subsidiaries' knowledge, neither Borrower nor any of its Subsidiaries is in default under any instrument, contract or other agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries, or any their respective properties are bound, or with respect to any order, judgment, writ, injunction, decree, award, regulation, ruling or requirement of a court or a public body or authority by which Borrower or any of its Subsidiaries, or any their respective properties are bound.

     Section 4.15 Margin Stock. Neither Borrower nor any of its Subsidiaries is
                  ------------
engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, T or X of the Board of Governors of the Federal Reserve System. The execution, delivery and performance of this Agreement and the other Loan Documents and the use of the proceeds of the Loans, or the benefits of the Letters of Credit, by Borrower do not and will not constitute a violation of said regulations.

     Section 4.16 Collateral Documents. The provisions of the Collateral
                  --------------------
Documents are effective to create in favor of Lender legal, valid and enforceable liens and security interests, to the extent permitted by applicable law, in the Collateral described therein, and when the UCC Financing Statements have been duly filed and/or recorded in accordance with the laws of the applicable jurisdictions in which the Collateral is located, such liens and security interests shall constitute fully perfected liens on and security interests in all right, title and interest of Borrower in the Collateral covered thereby prior to all other interests therein, other than and subject only to Permitted Liens.

     Section 4.17 Disclosure. None of the representations and warranties
                  ----------
contained in this Article IV or otherwise made in writing by or on behalf of Borrower pursuant hereto, or in the financial statements referred to in Section 4.7, or in any other document, certificate or written statement furnished to Lender by or on behalf of Borrower or any of its Subsidiaries in connection with this Agreement or any other Loan Document contains any untrue statement of a material fact or omits stating a material fact necessary to make the statements contained herein or therein not misleading as of the date thereof. There is no fact known to Borrower or any of its Subsidiaries which materially adversely affects the business, assets, operations, or prospects of Borrower, or Borrower and its Subsidiaries taken as a whole, or the financial position or results of operation of Borrower, or Borrower and its Subsidiaries taken as a whole, which is not disclosed herein, in the financial statements described in Section 4.7 hereof or in any other documents, certificates or written statements furnished to Lender in connection with this Agreement.

     Section 4.18 Survival of Representations and Warranties All representations
                  ------------------------------------------
and warranties made by Borrower herein or made in any certificate delivered hereunder shall survive each advance of proceeds of the Loans and issuance of the Letters of Credit until payment in full of the Obligations.

     Section 4.19 Solvency. After giving effect to the transactions contemplated
                  --------
under the Loan Documents, Borrower and each of its Subsidiaries will be solvent, will be able to pay its debts as they become due, and will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage.

     Section 4.20 Year 2000. Borrower and each of its Subsidiaries have reviewed
                  ---------
the areas within their respective businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e., the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower and each of its Subsidiaries believes that the "Year 2000 Problem" will not have a material adverse effect on Borrower, or Borrower and its Subsidiaries or their respective businesses taken as a whole.. From time to time, at the request of Lender, Borrower will provide to Lender such updated information or documentation as is requested regarding the status of its efforts to address the "Year 2000 Problem."

     Section 4.21 Statutory Indebtedness Restrictions Neither Borrower nor any
                  -----------------------------------
of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment company Act of 1940, or any other federal, state or local statute, ordinance or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrower covenants and agrees that, from the date hereof and so long as any Obligation under this Agreement or the other Loan Documents is outstanding, Borrower shall:

     Section 5.1 Information to be Furnished. Furnish, or cause to be furnished,
                 ---------------------------
to Lender:

  (a)  Annual Financial Statements. As soon as available and not later than
       ---------------------------
  ninety (90) days after the close of each fiscal year of Borrower, a consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flow for such year, (including a comparison to the immediately preceding fiscal year of Borrower and a comparison to budget), together with a statement of Arthur Andersen LLP, or a firm of independent certified nationally recognized public accountants selected by Borrower and satisfactory to Lender ("Independent Auditor"), to the effect that such financial statements, in such
    -------------------
  firm's opinion, fairly present the financial condition of Borrower and its Subsidiaries, if any, as at the end of such fiscal year and the results of Borrower's consolidated operations and changes in financial position for such fiscal year in conformity with GAAP. Such report shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Borrower's or its Subsidiaries' respective records. Such financial statements shall also be accompanied by a statement by the Independent Auditor to the effect that based upon a review of this Agreement and the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements, the Independent Auditor is not aware of the occurrence or existence of any Default or Event of Default, or if the Independent Auditor is aware that any such Default or Event of Default that exists or has existed or any such event has occurred, the nature and duration thereof and what action has been taken or is proposed with respect thereto. Borrower shall also deliver to Lender within the time period specified in the first sentence of this Section 5.1(a) its unaudited consolidating balance sheet and the related unaudited statements of income, shareholders' equity and cash flow for such year;

  (b)  Quarterly and Monthly Financial Statements.
       ------------------------------------------

     (i) As soon as available and not later than forty-five (45) days after the close of each fiscal quarter of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the close of the period and the related consolidated and consolidating statements of income, cash flow, and shareholders' equity for the elapsed portion of the year through such quarter, (including a comparison to the immediately preceding fiscal year of Borrower and a comparison to budget), and accompanied by a certificate signed by the chief financial officer of Borrower (a) to the effect that such financial statements in such officer's opinion, subject to year-end adjustments, fairly present the financial condition of Borrower and its Subsidiaries, if any, as at the end of such quarter and the results of its operations and changes in financial position for the period covered thereby in conformity with GAAP, and (b) certifying to the matters referred to in the concluding sentence of Section 5.1(a) hereof;

     (ii) As soon as available and not later than thirty (30) days after the close of each fiscal month of Borrower, a consolidated and consolidating balance sheet of Borrower and the Domestic Subsidiaries as of the close of the period and the related consolidated and consolidating statements of income, cash flow, and shareholders' equity for the elapsed portion of the year through such month,

     (including a comparison to the immediately preceding fiscal year of Borrower and, if requested by Lender, a comparison to budget);

  (c)  Covenant Compliance Certificate. Concurrently with the delivery of the
       -------------------------------
  financial statements required by clauses (a) and (b)(i) above, a duly completed Covenant Compliance Certificate of Borrower as of the end of the period covered by such statements, signed by the chief financial officer of Borrower;

  (d)  Management/Audit Reports. Promptly after the receipt thereof by Borrower,
       ------------------------
  copies of any management letter given in connection with the financial statements prepared at the end of any fiscal year and copies of any detailed audit reports submitted to Borrower by independent accountants in connection with any interim review of Borrower's accounts and/or books and records, or any audit of Borrower;

  (e)  Borrowing Base Certificate and Collateral Reports.
       -------------------------------------------------

     (i) Within fifteen (15) days of the end of each month in which Loans or Letters of Credit are outstanding, a Borrowing Base Certificate, and reports identifying all of Borrower's Accounts, such reports to be in form and substance satisfactory to Lender and in such detail as Lender shall request, including in any event, the aging and reconciliation of such Accounts showing the total amount due from each account debtor and the month in which each Account was created;

     (ii) Concurrently with the delivery of the Covenant Compliance Certificate, the certificate regarding "Third-Party Collateral Locations," as defined in and required by, Section 3.11 of the Security Agreement executed by the Borrower in favor of the Lender contemporaneously with the execution of this Agreement;

  (f)  SEC Information. Promptly upon transmission thereof, copies of any
       ---------------
  filings and registrations with, and reports to, the Securities and Exchange Commission, or any successor thereto, by Borrower or any of its Subsidiaries, and, to the extent not otherwise delivered to Lender pursuant to this Agreement, copies of all financial statements, proxy statements, notices and reports as Borrower or any of its Subsidiaries shall generally send to analysts or the holders of their capital stock, convertible or otherwise exchangeable preferred stock, or holders of any subordinated debt in their capacity as such holders; and

  (g)  Other. From time to time such other data and information bearing on the
       -----
  financial condition, results of operations and changes in financial position of Borrower or the Collateral as Lender may reasonably request.

      Section 5.2 Accounting Practices and Changes Keep books and records and
                  --------------------------------
prepare all financial statements required under Section 5.1 hereof in accordance with GAAP consistently applied.

     Section 5.3 Notice Requirements. Notify Lender in writing, promptly after
                 -------------------
any officer of Borrower or any of its Subsidiaries obtains actual knowledge thereof and with full details, of:

  (a) any contingent liability(ies) involving an amount in excess of $100,000 ( a "Material Amount"), in the aggregate during any fiscal year, which is not
     ---------------
  covered by insurance;

  (b) any litigation or arbitration or other proceeding pending or commenced before any court or administrative or regulatory agency or authority which by itself or taken together with other such litigation or proceedings involves a Material Amount not covered by insurance, or which, if adversely determined, would have a material adverse effect on the financial condition, assets, business or prospects of Borrower or any of its Subsidiaries, individually or in the aggregate;

  (c) the acceleration of the maturity of any Indebtedness of Borrower or any of its Subsidiaries (whether or not disputed) in excess of a Material Amount;

  (d) the occurrence of a material default under any material agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound;

  (e) any loss, destruction or diminution in the value of any Collateral or of other assets, whether or not covered by insurance, in excess of a Material Amount, in the aggregate during any fiscal year of Borrower, or if any event having a material adverse effect on any of the Collateral or the value or amount thereof in excess of a Material Amount occurs, including, in any event but without limitation, any request by an account debtor for credit or adjustment of an Account of Borrower; any discount, allowance or other adjustment by Borrower of the amount owing on an Account of Borrower not shown on the face of any invoice therefor; any dispute; and any other event affecting Accounts or the value or amount thereof;

  (f) any notice of cancellation, nonrenewal received from, or given by Borrower to, any insurer, or any material change in coverage from that existing on the Closing Date;

  (g) any attachment, levy, execution or other legal process levied against any property of Borrower or any of its Subsidiaries in excess of a Material Amount, in the aggregate during any fiscal year of Borrower;

  (h) any bankruptcy or other insolvency proceeding of any account debtor owing an aggregate in excess of a Material Amount to Borrower and any return or adjustment, rejection, repossession or loss or damage of or to merchandise represented by the Accounts, and of any credit adjustment or dispute arising in connection with the goods or services represented by the Accounts, in each case, or in the aggregate during any fiscal year of Borrower, involving an amount in excess of a Material Amount;

  (i) the occurrence of any reportable event (as defined in 4043 of ERISA), together with a statement of Borrower's president or treasurer as to the details thereof and a copy of its notice thereof to the Pension Benefit Guaranty Corporation;

  (j) any known release occurring after the date of this Agreement, or likely threat of release, of Hazardous Materials from, on or onto any site owned or operated by Borrower or any of its Subsidiaries, or of any expense or loss in connection therewith, or the commencement of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or oil for which expense or loss Borrower or any of its Subsidiaries may be liable or potentially responsible;

  (k) any change in (i) Borrower's legal name, (ii) the address of Borrower's chief executive office, (iii) the jurisdiction of Borrower's organization, or
  (iv) the location of any Collateral or Borrower's records with respect to Accounts; and

  (l) the entering into by Borrower of any contract with the United States of America or any state, political subdivision, department, agency or instrumentality thereof which gives, or will give, rise to an Account of Borrower, which notice shall be accompanied by three (3) originals of an Assignment and Notice of Assignment, substantially in the form of Exhibit
                                                                    -------
  5.3(l) hereto, or such other form(s) as Lender may require, shall have been
  -----
  completed and executed by Borrower.

     Section 5.4 Inspection. Permit Lender or Lender's officers, employees or
                 ----------
representatives to visit and inspect any of Borrower's and its Subsidiaries' properties and to examine and make extracts from Borrower's and its Subsidiaries' books and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with their respective officers, all at such reasonable times and as often as Lender may reasonably request and, so long as no Event of Default has occurred which is continuing, upon reasonable notice.

     Section 5.5 Type of Business. Remain engaged solely in (i) the lines of
                 ----------------
business carried on by Borrower and its Subsidiaries on the Closing Date, and
(ii) other businesses or activities that are similar thereto or that constitute an extension, development, or expansion thereof, or that are ancillary or otherwise related thereto.

     Section 5.6 Legal Existence. Do or cause to be done all things necessary to
                 ---------------
preserve and keep in full force and effect Borrower's and each of its Subsidiaries' existence, rights and franchises and to maintain in good standing Borrower's and its Subsidiaries' legal existence and status as a foreign entity qualified to do business in those jurisdictions where Borrower or any of its Subsidiaries is required to be qualified and where failure to be so qualified could have a material adverse effect on Borrower, or Borrower and its Subsidiaries or their respective businesses taken as a whole..

     Section 5.7 Payment of Taxes and Claims. Pay each tax or other assessment
                 ---------------------------
or governmental charge or levy imposed upon Borrower or any of its Subsidiaries or their respective property prior to the time when any penalties or interest (except interest during extensions of time for filing of tax returns) accrue with respect thereto, as well as any lawful claim for labor, materials or supplies which if unpaid might become a lien or charge upon Borrower's or any of its Subsidiaries' respective properties or any part thereof, unless in each such case, the same is being contested in good faith and an adequate reserve therefor has been established and is maintained in accordance with GAAP; indemnify Lender against and hold each harmless from any and all sales, use or value added taxes imposed by the United States or any state, municipality or other jurisdiction in connection with the Loans or the Collateral.

     Section 5.8 Maintenance of Properties. Maintain and keep the properties
                 -------------------------
useful, or deemed by Borrower to be useful, in Borrower's and each of its Subsidiary's businesses in good repair, working order and condition, condemnation and casualty excepted (subject to any obligation to restore from insurance proceeds and/or condemnation awards made available to Borrower), make or cause to be made such repairs thereto and replacements thereof as shall be appropriate to the effective conduct of Borrower's and its Subsidiaries' businesses.

     Section 5.9 Maintenance of Insurance. Maintain insurance with financially
                 ------------------------
sound and reputable insurers reasonably satisfactory to Lender against such risks and in such amounts as is usually carried by owners of similar businesses and properties in the same general areas in which Borrower and each of its Subsidiaries operates, or as shall otherwise be reasonably satisfactory to Lender; provide to Lender on the Closing Date and annually thereafter, an endorsement naming Lender as additional insured or loss payee under a lender's loss payable endorsement under all insurance policies maintained with respect to the Collateral and providing for thirty (30) days prior notice to Lender of cancellation or reduction in coverage; maintain in full force and effect public liability insurance, in such amounts as are deemed prudent by Borrower and reasonably acceptable to Lender, against claims for bodily injury, death or physical property damage occurring upon, in, about or in connection with any properties owned or controlled by Borrower or any of its Subsidiaries or through the operation of any motor vehicles by Borrower's or any of its Subsidiaries' agents or employees or arising in any manner out of the business carried on by Borrower or any of its Subsidiaries; and, upon request by Lender, furnish to Lender satisfactory evidence of all such insurance. In the event of failure by Borrower to provide or maintain insurance as required herein, Lender may, at its option, provide such insurance and add the amount of the premium therefor to the amount of the Loans.

     Section 5.10 Compliance With Law. Comply with the requirements of all
                  -------------------
present and future applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over Borrower and its Subsidiaries and/or Borrower's or its Subsidiaries' businesses and maintain in full force and effect at all times all licenses and permits necessary to the operation of Borrower's and its Subsidiaries' businesses, except where (i) the failure to comply would not have a material adverse effect on Borrower or its Subsidiaries' or their respective businesses, or (ii) Borrower or any of its Subsidiaries shall have commenced action to contest any such law, rule, regulation or order and thereafter is diligently pursuing such action to completion, provided that,
                                                                 -------- ----
Borrower's or its Subsidiaries' non-compliance therewith shall not have, or result in, a material adverse effect on the Borrower, or the Borrower and its Subsidiaries or their respective businesses taken as a whole.

     Section 5.11 Additional Subsidiaries. In the event that any Person becomes
                  -----------------------
a Subsidiary after the Closing Date, Borrower will promptly notify Lender of that fact and cause such Subsidiary to execute and deliver to Lender substantially contemporaneously therewith a Subsidiary Guaranty together with a legal opinion with respect thereto from counsel licensed to practice in the jurisdiction of such Subsidiary's organization.

     Section 5.12 Further Assurances. At any time and from time to time, execute
                  ------------------
and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement, including, without limitation, the defense of the right, title and interests of Lender in and to any of Lender's or any Obligor's rights in the Collateral against, and the taking of any action necessary to remove, any liens or encumbrances other than Permitted Liens.


                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

     Borrower further covenants and agrees that so long as this Agreement is in effect or any Obligation remains outstanding, Borrower and each of its Subsidiaries shall not:

     Section 6.1 Financial Covenants.
                 -------------------

  6.1.1     Minimum Quick Ratio Permit the ratio of (x) the sum of (i) Cash
            -------------------
  Equivalents, and (ii) accounts receivable to (y) Current Liabilities to be less than (z) (i) for the period commencing with Borrower's fiscal quarter ending on or about September 30, 1998 and ending on the last day of Borrower's fiscal quarter ending on or about June 30, 1999, 1.00:1.00, and (ii) for each of Borrower's fiscal quarters ending thereafter, 1.10:1.00, calculated as of the last day of the relevant fiscal quarter on a consolidated basis.

  6.1.2     Minimum Profitability/Maximum Quarterly Losses Permit Net Income for
            ----------------------------------------------
  each of Borrower's fiscal quarters ending on or about the dates identified below to be less (or more in the case of losses) than the amount specified for each such period:

     --------------------------------------------------------------
            FISCAL QUARTER                       MINIMUM/MAXIMUM
                ENDING                          AMOUNT PERMITTED
     --------------------------------------------------------------

               9/30/98                            ($1,000,000)

     --------------------------------------------------------------

              12/31/98                             ($250,000)

     --------------------------------------------------------------

        3/31/99 and thereafter                        $1.00

     --------------------------------------------------------------

  6.1.3     Minimum Tangible Net Worth Permit the Tangible Net Worth of Borrower
            --------------------------
  and its Subsidiaries, calculated as of the last day of the relevant fiscal quarter on a consolidated basis, to be less than $8,000,000, plus, the sum of
                                                               ----
  (i) on a cumulative basis, 100% of Net Income for each fiscal quarter ending on or about September 30, 1998, without reduction for losses, and (ii) 100% of the net proceeds of (a) any issuance of equity interests in Borrower or any of its Subsidiaries, and (b) any conversion of subordinated debt to equity of Borrower or any of its Subsidiaries.

  6.1.4     Maximum Total Liabilities/Tangible Net Worth Permit the ratio of
            --------------------------------------------
  Borrower's consolidated Total Liabilities to consolidated Tangible Net Worth to be more than (i) for the period commencing with Borrower's fiscal quarter ending on or about September 30, 1998 and ending on the last day of Borrower's fiscal quarter ending on or about March 31, 1999, 1.40:1.00, and (ii) for each of Borrower's fiscal quarters ending thereafter, 1.25:1.00, calculated as of the last day of the relevant fiscal quarter on a consolidated basis.

     Section 6.2 Liens, Security Interests, Etc: Other than sales of inventory
                 ------------------------------
or grants of licenses and other rights in the ordinary course of Borrower's or its Subsidiaries' business for cash or an open account and on terms of payment ordinarily extended to its customers, sell, factor or borrow on the security of the Collateral, or create, assume or permit to exist any security interest, whether by mortgage, pledge, lien or other encumbrance, in Borrower's or its Subsidiaries' real or personal property in favor of any Person other than Lender, except for the following ("Permitted Liens"):
                                  ------------------

  (a) liens for taxes or assessments not yet delinquent or whose validity or amount is being contested in good faith by appropriate proceedings (unless and until foreclosure or any similar proceeding shall have been commenced) and for which adequate reserves have been established and maintained in accordance with GAAP;

  (b) landlords' non-consensual statutory or common law liens in respect of rent not in default on property located at such landlord's leased premises, provided that such liens have been waived or subordinated by such landlord in
  -------- ----
  writing in favor of Lender, in form and substance satisfactory to Lender;

  (c) liens in respect of (i) pledges or deposits under workers' compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA), (ii) appeal and similar bonds incidental to litigation, (iii) mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or, if delinquent and in dispute action shall have been commenced to have such lien bonded off or otherwise removed or discharged and thereafter such action is being pursued diligently to completion for a period not to exceed 30 days, and (iv) statutory obligations incidental to the conduct of Borrower's and its Subsidiaries' businesses that do not in the aggregate materially detract from the value of Borrower's and its Subsidiaries' property, or materially impair the use thereof in the operation of Borrower's and its Subsidiaries' businesses, in each case, as to Borrower, or Borrower and its Subsidiaries taken as a whole;

  (d) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof, or if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay provided that such periods shall be extended by an additional 30 days if,
       -------- ----
  within any such initial 30 day period, action shall have been commenced to have any such lien bonded off or otherwise removed or discharged or to obtain a stay of execution and thereafter such action is being pursued diligently to completion;

  (e) rights of lessors under capital leases and equipment leases; and

  (f) Liens in the UK Subsidiary's assets granted in favor of NatWest solely for the UK Subsidiary's obligations under the UK Subsidiary Loan Documents.

     Section 6.3 Indebtedness. Incur, assume or permit to exist Indebtedness
                 ------------
(including, without limitation, Guarantees) to any Person other than Lender (excluding, in any event, unsecured trade liabilities in the ordinary course of Borrower's and its Subsidiaries' businesses not more than 60 days overdue) except for the following permitted Indebtedness ("Permitted Indebtedness"):
                                                  ----------------------

  (a) existing Indebtedness approved by Lender and shown on Exhibit 6.3 hereto
                                                            -----------
  and any other existing Indebtedness reflected in the most recent financial statements delivered to Lender hereunder prior to the date of this Agreement;

  (b) Indebtedness which is secured by Permitted Liens;

  (c) Guarantees in favor of Lender;

  (d) Indebtedness of UK Subsidiary to NatWest under the UK Loan Documents, which so long as the Blue Wave Guaranty shall remain in effect, shall not exceed the US Dollar equivalent of $5,000,000; and

  (e) the Blue Wave Guaranty covering the Indebtedness permitted under Section 6.3(d) above.

     Section 6.4 Merger; Consolidation; Sale or Lease of Assets. Liquidate,
                 ----------------------------------------------
merge or consolidate or sell, lease or otherwise dispose of all or a substantial portion of Borrower's or its Subsidiaries' assets, or any material asset of Borrower or any of its Subsidiaries, or sell or assign Borrower's or it Subsidiaries' Accounts, present or future, except for (i) mergers or consolidations by Borrower with a wholly-owned Subsidiary of Borrower in which Borrower is the surviving entity, (ii) a merger or a consolidation of a wholly-owned Subsidiary of Borrower with another wholly-owned Subsidiary of Borrower, and (iii) sales and assignments of UK Subsidiary's Accounts to NatWest under the UK Subsidiary Loan Documents.

     Section 6.5 Sale and Leaseback. Sell or transfer any of Borrower's or its
                 ------------------
Subsidiaries' properties to any Person with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

     Section 6.6 Acquisitions; Investments. Enter into any transaction, or
                 -------------------------
series of related transactions, by which (i) Borrower or any of its Subsidiaries acquires the business of, or all or substantially all of the assets of, any Person other than a Subsidiary of Borrower, or any division of such Person, located in a specific geographic area or areas, whether through the purchase of assets, purchase of stock, merger or otherwise, or (ii) any Person that was not theretofore a Subsidiary of Borrower becomes a Subsidiary of Borrower, or make any Investment except Investments in Cash and Cash Equivalents.

     Section 6.7 ERISA. With respect to all employee benefit plans maintained by
                 -----
Borrower, if any: (a) engage in any "prohibited transaction" (as such term is defined in 406 or 2003(a) of ERISA); (b) incur any "accumulated funding deficiency" (as such term is defined in 302 of ERISA), whether or not waived, by failing to pay to any such employee benefit plan any contribution which Borrower is obligated to pay under the terms of such plan;(c) incur any withdrawal liability with respect to any multiemployer plan which is not fully bonded; or
(d) terminate any such employee benefit plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to 4068 of ERISA, or allow or suffer to exist any occurrence of a reportable event" (as defined in 4043 of ERISA) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan.

     Section 6.8 Equity Distributions. Declare or make any payment of any cash
                 --------------------
dividend on or in respect of any ownership interest in Borrower; redeem, purchase or otherwise acquire for cash any ownership interest in Borrower, directly or indirectly; or make any other distribution of cash or other property of Borrower on or in respect of any ownership interest in Borrower ("Equity Distributions") other than (i) tax distributions attributable to income derived from Borrower and payable by the shareholders or other owners of Borrower, and
(ii) dividends payable by any Subsidiary of Borrower, provided that in no event
                                                      -------------
shall Borrower (i) make any Equity Distribution if an Event of Default has occurred which is continuing or would occur after giving effect to any Equity Distribution, or (ii) make any Equity Distribution in redemption, or purchase or other acquisition of any shareholder's or other owner's interest.

     Section 6.9 Transactions With Affiliates. Engage in any transaction or
                 ----------------------------
enter into any agreement with, or on behalf of, any Person that, directly or indirectly, through one or more intermediaries controls or is controlled by or is under common control with Borrower, or is a director or officer of Borrower (an "Affiliate"), except on any terms that are not materially less favorable to Borrower than those that would have been obtained in a comparable transaction by that Borrower with an unrelated Person. As used herein, "control" of a Person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock or equivalent interests of such Person, or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such voting stock or equivalent interests, by contract, or otherwise.

     Section 6.10 Fiscal Year. Change the last day of its fiscal year from June
                  -----------
30, or the Saturday or Sunday closest thereto.

     Section 6.11 Bank Accounts. On and after April 15, 1999, maintain, directly
                  -------------
or indirectly, the Borrower's or any Domestic Subsidiary's primary operating accounts with any bank or other financial institution other than Lender.

     Section 6.12. Change of Control; Changes in Capital Structure. Cause or
                   -----------------------------------------------
permit the occurrence of any Change of Control or, without Lender's prior written consent which shall not unreasonably be withheld, any change in Borrower's capital structure other than (i) issuances of stock options to the Borrower's employees, and (ii) issuances of equity interests in the Borrower.

     Section 6.13. Subordinated Debt (a) Amend, modify or terminate any document
                   -----------------
governing, evidencing or otherwise relating to any subordinated debt in any way that creates any change that conflicts with any subordination agreement relating thereto or this Agreement, or (b) make any payment under any instrument or agreement evidencing any subordinated debt in a manner that is inconsistent with the terms of the applicable subordination agreement.

                                  ARTICLE VII

                               POWER OF ATTORNEY

     For the purpose of exercising the rights and remedies of Lender under this Agreement or any of the other Loan Documents, or at law or in equity, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, upon and following any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts reasonably permitted hereunder or by law in the name and on behalf of Borrower. The foregoing power of attorney shall be deemed to be coupled with an interest and shall be irrevocable. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, Lender shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with Borrower and no implied covenants, functions, responsibilities duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against Lender.

                                 ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES
                          ---------------------------

     Section 8.1 Events of Default. If any of the following events (an "Event of
                 -----------------
Default") shall occur:

  (a) Borrower shall fail to pay (i) any amount of principal of or interest on the Loans or the Reimbursement Obligations within two (2) Business Days after the date when due, or (ii) any fees, expenses or other amounts (other than amounts covered by subclause (i) hereof) owing at any time hereunder within ten (10) Business Days;

  (b) Borrower or any of its Subsidiaries shall fail to comply with any covenant contained in Sections 5.1 (and such failure shall not be remedied within five
  (5) Business Days after notice), 5.3, 5.4, 5.9, and 5.11 and Article VI);

  (c) Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement herein contained (other than those referred to in subsections 8.1(a) and (b) above) and such failure shall not be remedied within thirty (30) days after notice, or, if earlier, the date an officer of Borrower or any of its Subsidiaries obtains actual knowledge thereof;

  (d) an Event of Default under any of the other Loan Documents shall have occurred and all grace periods, if any, applicable thereto shall have expired;

  (e) any representation, warranty, statement, certificate, schedule or report made herein or in any other Loan Document or furnished hereunder shall prove to have been false or misleading in any material respect as of the time made or deemed to have been made or furnished;

  (f) (i) there shall have occurred the death, dissolution, termination of existence of, or the insolvency of, or the making of an assignment or trust mortgage for the benefit of creditors by, the Borrower or any of its Subsidiaries, or any Obligor, and, with respect to the death of any individual guarantor, a period of ninety (90) days after the date of such guarantor's death shall have expired, unless, within such ninety (90) day period, either
  (a) the estate of such guarantor lawfully acknowledges and assumes in writing all obligations and liability of such guarantor under any guaranty delivered by such guarantor, or (b) additional collateral or a substitute guaranty from a creditworthy individual or entity acceptable, and in form and substance satisfactory, to Lender, shall be provided to Lender in lieu thereof, or (ii) any Obligor shall have challenged the validity of any instrument or agreement evidencing such Obligor's obligations to Lender, or the enforceability of its obligations thereunder;

  (g) The Borrower or any of its Subsidiaries or any Obligor, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or other law,
  (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing;

  (h) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries or any Obligor, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against the Borrower or any of its Subsidiaries, or any Obligor, or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Subsidiaries or any Obligor, similar to any of the foregoing shall be taken with respect to the Borrower or any of its Subsidiaries or any Obligor;

  (i) Borrower or any of its Subsidiaries or any Obligor shall fail to pay when due, or within any applicable period of grace, Indebtedness exceeding $100,000 in the aggregate for any such Person, or shall fail to observe any provision of any note, bond, debenture or similar instrument or security evidencing any such Indebtedness, or any agreement relating thereto, beyond any period of grace provided with respect thereto;

  (j) an entry of judgment or award against Borrower or any of its Subsidiaries or any Obligor shall be made (i) which exceeds $100,000 in the aggregate outstanding at any time for any such Person (ii) which has been in force more than 60 days (or, if the applicable appeal period is shorter, for such shorter period) or on which execution has been levied, (iii) in respect of which Borrower or any of its Subsidiaries or such Obligor shall not at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which no stay of execution shall have been obtained pending such appeal or review, and (iv) a judgment or award shall have arisen out of liabilities not fully covered by insurance as to which the insurer shall have acknowledged in writing that full coverage (subject to any deductibles applicable thereto) exists with respect to such judgment or award;

  (k) an entry shall be made by any court or administrative agency of a final order requiring Borrower or any of its Subsidiaries or any Obligor, to divest itself of a substantial part of its assets and, as a consequence thereof, the ability of Borrower or any of its Subsidiaries or such Obligor to pay its indebtedness hereunder when due and payable is or may reasonably be expected to be materially adversely affected;

  (l) there shall have occurred the loss, theft, damage or destruction of any Collateral or other property of the Borrower or any of its Subsidiaries having a value in excess of a Material Amount for which there is either no insurance coverage or for which, in the reasonable opinion of Lender, there is insufficient insurance coverage, or any levy, seizure or attachment upon any of the Collateral or other property of Borrower having a value in excess of a Material Amount by any third party shall have been made;

   (m) a Change of Control shall have occurred;

   (n) Any Borrower or any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due any amount which it shall have become liable to pay to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Borrower or any of its Subsidiaries, any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower or any of its Subsidiaries or any ERISA Affiliate and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

   (o) an event of default under the UK Subsidiary Loan Documents or any other instrument or agreement with, or in favor of, NatWest executed by the UK Subsidiary, whether substantially contemporaneously therewith, or subsequent thereto, including, without limitation, any instrument or agreement executed in connection with any refinancing of the obligations of the UK Subsidiary thereunder, each as amended, restated, substituted or otherwise modified or replaced from time to time, shall have occurred and be continuing; or

   (p) a material adverse change in the business, assets, or financial condition of Borrower, or Borrower and its Subsidiaries taken as a whole, shall have occurred.

     Section 8.2 Remedies Upon Default. Upon the occurrence of an Event of
                 ---------------------
Default described in subsections 8.1(g) or (h) above, immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, Lender may by notice to Borrower terminate the unused portion of the Revolving Credit Commitment, whereupon:

   (a) Lender's commitment to make any further Loans shall terminate;

   (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

   (c) Lender may exercise any and all rights it has under this Agreement or any of the other Loan Documents, or at law or in equity, and proceed to protect and enforce Lender's rights by any action at law, in equity or other appropriate proceeding.

     Section 8.3 Remedies Cumulative. No right, power or remedy conferred upon
                 -------------------
Lender hereby or by under this Agreement or any of the other Loan Documents, or at law or in equity, shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE IX

                                PARTICIPATIONS
                                --------------

     Section 9.1 Participations. Lender may without the consent of the Borrower
                 --------------
sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans); provided, that (i) Lender's
                                                     --------
obligation under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the cost protection provisions contained in Section 2.13 hereof to the same extent as if it were a Lender, provided that Borrower shall not be required to reimburse any
                  --------
Participant pursuant to Section 2.13 hereof in an amount which exceeds the amount that would have been payable thereunder to Lender had Lender not sold such participation, (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement, and Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of the Agreement (provided that the Participant may be
                                          --------
provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the fees payable hereunder with respect to Loans in which the Participant has purchased a participation, (B) any change in the amount of principal of, or decrease in the rate at which interest is payable, on the Loans, in which the Participant has purchased a participation, (C) any extension of the dates fixed for scheduled payments of principal of or interest on the Loans in which the Participant has purchased a participation or, (D) any release of all or substantially all the Collateral, and (v) the Participant shall have no right to sell participations in all or a portion of its participation rights in respect of this Agreement.

     Section 9.2 Disclosure. Lender may, in connection with any assignment or
                 ----------
participation or proposed assignment or participation pursuant to this Article IX disclose to any prospective participant and all Participants any information relating to Borrower furnished to Lender by or on behalf of Borrower.

     Section 9.3 Assignments to Federal Reserve Bank. Lender may at any time
                 -----------------------------------
pledge or assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank organized under the Federal Reserve Act, 12 U.S.C. (S)341, or any successor statute thereto, provided that no such
                                                 -------------
assignment shall release Lender from any of its obligations hereunder.

     Section 9.4 No Assignment by Borrowers. No Borrower shall assign or
                 --------------------------
delegate any of its rights or obligations hereunder and any such assignment shall be void.

                                   ARTICLE X

                                    GENERAL
                                    -------

     Section 10.1 Set-Off. Any deposits or other sums at any time credited by or
                  -------
due from Lender or any Participant to Borrower and any securities or other property of Borrower in the possession of Lender or a Participant shall at all times be held and treated as collateral security for the payment of the Obligations. Regardless of the adequacy of any collateral, any such deposits or other sums may be applied to or set off against Obligations at any time if Borrower is primarily liable thereon, or at or after the maturity thereof if Borrower is secondarily liable thereon. Borrower irrevocably invites each financing institution which may consider becoming a Participant to rely on the provisions of this Section 10.1 as making the Participant a creditor of Borrower and agrees that its becoming a Participant shall constitute an acceptance of the offer hereby made. Any and all rights to require Lender to exercise its rights or remedies with respect to any other collateral which secures the Loans, prior to exercising its right of setoff with respect to such deposits, credits or other property of Borrower, are hereby knowingly, voluntarily and irrevocably waived.

     Section 10.2 Amendments and Waivers. Neither this Agreement nor any
                  ----------------------
provision hereof shall be amended, modified, waived, discharged, nor any non-compliance therewith deemed to have been consented to, orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, as to amendments, as also signed by an authorized officer of Borrower. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of any right of Lender to take action without notice or demand. No failure or delay on the part of Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right or remedy.

     Section 10.3 Notices. Except as otherwise provided herein, all notices and
                  -------
other communications in connection with this Agreement or any of the other Loan Documents, shall be in writing, and shall have been duly given and be effective
(i) when delivered, (ii) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, return receipt requested, or (iii) when sent by facsimile transmission (provided a copy of such facsimile transmission is also sent by first-class mail concurrently with such transmission), in each case addressed to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other parties hereto, provided, however, that failure to provide a copy of any notice given hereunder to counsel to any party shall not affect the validity of any notice given to any party hereunder:

If to Borrower:

     Blue Wave Systems Inc.
     2410 Luna Road
     Carrollton, TX 75006
        Attn:       Charles Brockenbush, Chief Financial Officer
        Telephone:  (972) 277-4609
        Telecopier: (972) 277-4666

with copies to:

Crouch & Hallett, L.L.P.
717 North Harwood Street, Suite 1400
Dallas, TX 75201
        Attn:       Bruce H. Hallett, Esquire
        Telephone:  (214) 953-0053
        Telecopier: (214) 953-3154

If to Lender:

     Fleet National Bank
     High Technology Group, 7th Floor, MA OF DO7A
     One Federal Street
     Boston, Massachusetts 02110
        Telecopier: (617) 346-0151
        Attn:
                    Frank H. Benesh, III, Vice President
                    Telephone:       (617) 346-0617
                    Andrew C. Wigren, Portfolio Manager
                    Telephone:       (617) 346-0071

with a copy to:

     Hinckley, Allen & Snyder
     28 State Street
     Boston, Massachusetts 02109-1775
        Attn:       Paula K. Andrews, Esquire
        Telephone:  (617) 345-9000
        Telecopier: (617) 345-9020

     Section 10.4 Waivers and Assents. Borrower waives notice of acceptance of
                  -------------------
this Agreement, the Note and the other Loan Documents, notice of loans made, credit extended, Collateral received, delivered or repossessed or other action taken in reliance hereon. With respect to both Obligations and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable.

     Section 10.5 Marshaling. Lender shall not be required to marshal any
                  ----------
present or future security for, or guaranties of, the Obligations, or to resort to such security or guaranties in any particular order. To the extent that it lawfully may, Borrower hereby waives any right, now or hereafter existing, to require Lender to proceed against or exhaust all or any portion of any collateral at any time securing the Obligations, or to marshal any assets, and without limiting the generality of the foregoing, expressly agrees that Lender may exercise its rights with respect to any collateral without resorting or regard to other collateral or sources of reimbursement for Obligations. In the event Lender seeks to take possession of any Collateral by court process, to the extent permitted by applicable law, Borrower hereby irrevocably waives any requirement for a bond or surety or security relating thereto under any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto.

     Section 10.6 Expenses. Borrower shall pay or reimburse Lender on demand for
                  --------
all expenses and costs (including, without limitation, reasonable attorneys' fees and audit/examination fees) incurred or paid by Lender in connection with the negotiation, preparation, review, execution or delivery of this Agreement (whether or not the transactions contemplated hereby shall be consummated), the other Loan Documents, or advice, interpretation, or other representation in connection with any of the Loan Documents, any intercreditor agreements relating to the Loans, and any amendments hereof or thereof or waivers or consents with respect thereto; the making of the Loans; the perfection of any lien or security interest; the administration or verification of any collateral; the enforcement (including any arbitration, suit or other proceeding) of any obligation of the Borrower or any Obligor; the satisfaction of any indebtedness under this Agreement or the other Loan Documents; or the collection, administration, verification, supervision, protection or realization upon or liquidation of any collateral or any lien or security interest therein or with respect to any obligation of any Obligor to Lender; and without limiting the foregoing any such expenses incurred by Lender in connection with proceedings under a bankruptcy petition filed by or against the Borrower or any of its Subsidiaries or any Obligor.

     Section 10.7 Indemnification. Borrower agrees to indemnify, defend, and to
                  ---------------
hold Lender harmless from and against any liability, claim, demand, expense, or loss made against Lender on account of, or arising out of, this Agreement and the transactions contemplated hereby, the reliance upon loan requests submitted by Borrower and any other action taken by Lender hereunder or under any of the other Loan Documents or any other agreement with Borrower and/or any other Person except with respect to any such liability, claim, demand, expense, or loss resulting solely from Lender's gross negligence or willful misconduct.

     Section 10.8 Sealed Instrument; Successors and Assigns. This Agreement is
                  -----------------------------------------
intended to take effect as a sealed instrument, shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower not may assign or transfer its rights hereunder.

     Section 10.9 Governing Law. This Agreement and the other Loan Documents
                  -------------
shall be deemed to be contracts under the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law rules, provided, however, that if any collateral for the Obligations shall be' located in any jurisdiction other than The Commonwealth of Massachusetts, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's liens and security interests in such collateral and the enforcement of Lender's other remedies in respect of such collateral to the extent the laws of such jurisdiction are different from or inconsistent with the laws of The Commonwealth of Massachusetts. Borrower hereby consents and submits to the jurisdiction of the Superior Court of Suffolk County in The Commonwealth of Massachusetts or, at Lender's discretion, the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of the Obligations under or with respect to this Agreement or any other Loan Document or any matter relating thereto, expressly waives any and all objections it may have as to venue in any of such courts and personal service of the summons or complaint or other process in any such action or suit, agrees that service of process may be made by mailing a copy of the summons to Borrower at their address for notices hereunder, and consents to the granting of such legal or equitable relief as is deemed appropriate by any such court.

     Section 10.10 Provisions Severable. The provisions of this Agreement are
                   --------------------
severable, and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable, such holding shall not affect or impair any other provision hereof, or, to the extent not invalidated, the effect of said unenforceable provisions in other jurisdictions.

     Section 10.11 Rights and Remedies Cumulative. The rights and remedies set
                   ------------------------------
forth herein are cumulative and not exclusive of any other right which Lender or any subsequent holder or holders of the Note would otherwise have.

     Section 10.12 Captions. The captions in this Agreement are for convenience
                   --------
of reference only and shall not be construed so as to define or limit the provisions of this Agreement.

     Section 10.13 Counterparts. This Agreement may be executed in several
                   ------------
counterparts, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute but one Agreement.

     Section 10.14 Term of Agreement. This Agreement shall continue in full
                   -----------------
force and effect so long as Lender has any commitment to make Loans hereunder or any Loan or any other Obligation hereunder shall be outstanding.

     Section 10.15 Integration; Ambiguities. This Agreement and the other Loan
                   ------------------------
Documents represent the agreement of Borrower and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Borrower acknowledges that it and its counsel have reviewed and negotiated this Agreement and the other Loan Documents and Borrower agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in construing this Agreement or the other Loan Documents.

     Section 10.16 JURY WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW
                   -----------
BORROWER AND LENDER TOGETHER WITH THEIR RESPECTIVE SUCCESSORS AND ASSIGNS WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, THE COLLATERAL OR THE OBLIGATIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. BORROWER REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL, AND AGREES THAT IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY. BORROWER ACKNOWLEDGES THAT LENDER HAS NOT AGREED, OR REPRESENTED THAT THE PROVISIONS OF THIS WAIVER WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal as of the day and year first written above.

                                        BORROWER:

WITNESSED:                              BLUE WAVE SYSTEMS INC.

                                           /s/ Charles Brockenbush
_____________________________           By:_____________________________
                                           Charles Brockenbush
                                           Vice President-Finance and
                                           Chief Financial Officer


_____________________________
        Print Name

                                        LENDER:

WITNESSED:                              FLEET NATIONAL BANK

                                           /s/ Frank H. Benesh
_____________________________           By:_____________________________
                                           Frank H. Benesh, III
                                           Vice President



_____________________________
        Print Name